Exhibit 10.3

Credit Facility Agreement No. 07.2.0418.1, dated August 31, 2007 and as amended on May 13, 2010, June 12, 2012, June 22, 2020, May 7, 2021, and July 15, 2026, between Banco Nacional de Desenvolvimento Econômico e Social - BNDES, Wilson Sons Offshore S.A. (now known as Tidewater do Brasil S.A.), and Wilson Sons S.A.

The original loan agreement and its amendments are in Portuguese. What follows is an English translation of each document, arranged in the order shown in the Table of Contents below.

Table of Contents

Credit Facility Agreement No. 07.2.0418.1, dated August 31, 2007	2
Amendment No. 1 to Credit Facility Agreement No. 07.2.0418.1, dated May 13, 2010	9
Amendment No. 2 to Credit Facility Agreement No. 07.2.0418.1, dated June 12, 2012	13
Amendment No. 3 to Credit Facility Agreement No. 07.2.0418.1, dated June 22, 2020	22
Amendment No. 4 to Credit Facility Agreement No. 07.2.0418.1, dated May 7, 2021	26
Amendment No. 5 to Credit Facility Agreement No. 07.2.0418.1, dated July 15, 2026	30

DEED OF FINANCING CONTRACT BY MEANS OF CREDIT LINE No. 07.2.0418.1, ENTERED INTO BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES AND SAVEIROS, CAMUYRANO - SERVIÇOS MARÍTIMOS S.A., WITH INTERVENTION OF THIRD PARTIES, AS BELOW:

BE IT KNOWN, that in the year two thousand and seven (2007), on the thirty-first (31st) day of the month of August, in this city of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, I, ADRIANA SOARES DA SILVA, Substitute Clerk, of the Office of Notary and Registry of Maritime Contracts, headquartered at Rua do Acre, No. 28, Store and Mezzanine, in this city, duly registered with CNPJ under No. 27.194.133/0001-00, appeared by invitation at Avenida República do Chile No. 100, Rio de Janeiro - RJ;

there appeared the parties, all contracted between themselves, on one side, as the First Contracting Party, the BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, in its capacity as Financial Agent of the Merchant Marine Fund - FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and with services in the city of Rio de Janeiro, at Avenida República do Chile No. 100, registered with CNPJ under No. 33.657.248/0001-89, hereby represented by its Director Mr. ARMANDO MARIANTE CARVALHO JUNIOR, [*****], enrolled in CPF under No. [*****]; under the terms of the power of attorney drawn up in Book 863, on folios 141, on 08.31.2006, of the 22nd Notary Office of the District of the Capital of the State of Rio de Janeiro; and its Director Mr. WAGNER BITTENCOURT DE OLIVEIRA, [*****], enrolled in CPF under No. [*****], both with business address at [*****];

and, on the other side, as the second contracting party, SAVEIROS, CAMUYRANO - SERVIÇOS MARÍTIMOS S.A., hereinafter BENEFICIARY, a corporation, with headquarters at Avenida Rio Branco, No. 25, 4th to 7th floors (part), Centro, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in CNPJ under No. 33.112.152/0001-35, in this act represented by its Directors Mr. ARNALDO CALBUCCI FILHO, [*****], enrolled in CPF under No. [*****], residing and domiciled at [*****]; and Mr. LUIS GUSTAVO BUENO MACHADO, [*****], enrolled in CPF under No. [*****], residing and domiciled at [*****];

also appearing, as INTERVENING PARTIES: I - WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., with headquarters at Avenida Rio Branco, No. 25, 5th floor (part), Centro, in the city of Rio de Janeiro, State of Rio de Janeiro, enrolled in CNPJ under No. 33.130.691/0001-05, in this act represented by its Directors Mr. ARNALDO CALBUCCI FILHO, previously qualified; and Mr. FELIPE GUTTERRES RAMELA, [*****], enrolled with CPF under No. [*****], resident and domiciled at [*****], hereinafter called GUARANTOR AND CONTROLLER INTERVENOR; and II - ARNALDO CALBUCCI FILHO, previously qualified, hereinafter called DEPOSITARY INTERVENOR; The present parties identified as themselves by me, Substitute Clerk, and by the documentation presented, of which I give faith; they have between themselves, justly and contracted, the following clauses:

ONE - NATURE, VALUE AND PURPOSE OF THE AGREEMENT - BNDES grants the BENEFICIARY, under this Agreement, a credit in the amount of R$ 40,521,966.19 (forty million, five hundred twenty-one thousand, nine hundred sixty-six reais and nineteen centavos), equivalent to US$ 20,043,511.00 (twenty million, forty-three thousand, five hundred eleven United States dollars), considering the exchange rate, for sale, of the US dollar, disclosed by the Central Bank of Brazil for the base date of May 10, 2007, to be provided with resources from the Merchant Marine Fund - FMM, subject to the provisions of Clause Two.

SOLE PARAGRAPH - The credit now opened is intended for the acquisition, by the BENEFICIARY, of 1 (one) offshore supply vessel (WS-102) PSV 3000 type, to be built at the Wilson Sons Comércio Indústria e Agência de Navegação Ltda. Shipyard, intended for the provision of services to oil exploration and production companies, with the following basic characteristics: a) hull number: WS-102; b) gross tonnage: 3100 t; c) total length: 71.85 m; d) molded breadth: 16.00 m; e) molded depth: 7.50 m; f) draft: 6.00 m; and g) construction material: steel.

TWO - ADJUSTMENT OF THE AMOUNT OF CREDIT - The unused portion of the credit shall be adjusted, from the base date mentioned in the heading of Clause One until the date of its use, by the rate of change in the US dollar selling exchange rate, as published by the Central Bank of Brazil via transaction PTAX 800, option 5 - accounting rates - of the Central Bank Information System (SISBACEN).

THREE - AVAILABILITY OF THE CREDIT - The credit shall be made available to the BENEFICIARY in installments, according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund - FMM.

SOLE PARAGRAPH - The resources for this operation shall be made available to the BENEFICIARY, by crediting a non-transferable current account opened in its name at BNDES, linked to this operation, in which shall also be made, at the time of release, the debits determined by law and those contractually authorized by the BENEFICIARY, the remaining total balance of the resources of which shall be immediately transferred to current account No. [*****], which the BENEFICIARY holds at Banco Bradesco (No. [*****]), branch No. [*****].

FOUR - INTEREST - On the principal debt of the BENEFICIARY, interest shall be charged at: I - 3.14% (three point fourteen percent) per year; or II - 2.64% (two point sixty-four percent) per year in the case of compliance with the obligation mentioned in item X of Clause Twelve.

PARAGRAPH ONE - Interest shall be calculated on a daily basis on the outstanding balance, updated under the terms of Clause Six, capitalized quarterly during the grace period, and due monthly during the amortization period, together with the principal installments, and upon maturity or settlement of the Agreement, subject to the provisions of Clause Twenty-Third.

PARAGRAPH TWO - For the purpose of calculating interest, up to the end of the grace period, stipulated in the Sole Paragraph of Clause Eight, the rate of 2.64% (two point sixty-four percent) per year, stipulated in item II of the head provision, shall apply, subject to the provisions of the Third Paragraph of this Clause.

PARAGRAPH THREE - Failure to comply with the obligation mentioned in item X of Clause Twelve shall result in the application of the interest rate stipulated in item I of the head provision from the date of execution of this Agreement.

PARAGRAPH FOUR - The balance, corresponding to the reprocessing of the interest rate application provided for in the Third Paragraph shall be added to the principal of the debt.

FIVE - CREDIT RESERVATION CHARGE - The BENEFICIARY shall pay BNDES a Commitment Fee of 0.1% (one-tenth percent), billable for a period of 30 (thirty) days, or part thereof, and levied on: I - the unused balance of each credit installment, from the day immediately following its availability until the date of use, when its payment shall become due; and II - the unused balance of the credit, from the day immediately following its availability until the date of cancellation, carried out at the BENEFICIARY's request, or on BNDES's own initiative, and whose payment shall become due on the date of the request, or of BNDES's decision, as the case may be.

SOLE PARAGRAPH - The incidence of the charge referred to in items I and II above shall occur in the case of establishing a resource availability schedule.

SIX - UPDATE OF THE DEBT AMOUNT - The outstanding balance of the BENEFICIARY, including principal, compensatory and default interest, other expenses, fees and other agreed charges, shall be updated daily by the variation index of the US dollar exchange rate, for sale, disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 - quotes for accounting, of the Central Bank Information System - SISBACEN.

SOLE PARAGRAPH - For the purposes of the head provision, on a day when there is no official quotation, the quotation of the immediately preceding day shall be considered.

SEVEN - PROCESSING AND COLLECTION OF THE DEBT - The collection of principal and charges shall be made by means of a Collection Notice issued by BNDES in advance, for the BENEFICIARY to settle those obligations on their due dates.

PARAGRAPH ONE - As the debt is subject to daily update, under the terms of Clauses Four and Six, the Collection Notice referred to in this Clause shall be issued by BNDES indicating a reference value in US dollars, the exchange rate for which must be obtained from the Collections Department of the Financial Area of BNDES - AF/DECOB, or at the address "http://www.bndes.gov.br/produtos/custos/moedas/moe das.asp", and the payment amount, due in local currency, shall be determined by the respective exchange rate valid for the day of effective payment.

PARAGRAPH TWO - The non-receipt of the collection document shall not exempt the BENEFICIARY from the obligation to pay the principal installments and charges on the dates established in this Agreement.

PARAGRAPH THREE - BNDES shall make available to the BENEFICIARY the information, data and calculations used as a basis for determining the amounts due.

EIGHT - AMORTIZATION - The principal of the debt arising from this Contract must be paid to BNDES in 192 (one hundred and ninety-two) monthly successive installments, each one in the amount of the principal due on the debt, adjusted under the terms of Clause Six, divided by the number of amortization installments not yet due, with the first installment becoming due on the 10th (tenth) day of the month following the end of the grace period, referred to in the Sole Paragraph of this Clause, and subject to the provisions of Clause Twenty-Third, and the BENEFICIARY undertakes to settle, with the last installment, all obligations arising from this Contract.

SOLE PARAGRAPH - The grace period referred to in the head provision of this Clause is 28 (twenty-eight) months, counted from the 10th (tenth) day following the date of the Declaration of Effectiveness of this Agreement, under the terms of Clause Twenty-Four.

NINE - GUARANTEE OF THE OPERATION - To secure the payment of any obligations arising from this Agreement, such as principal debt, interest, fees, conventional penalty, fines, and expenses, the BENEFICIARY grants to BNDES the FIDUCIARY OWNERSHIP of the vessel described in the Sole Paragraph of Clause One, with the basic characteristics and identification set forth in that Clause.

PARAGRAPH ONE - The BENEFICIARY declares that the asset referred to in the opening sentence of this Clause is free and clear of any encumbrances, including tax liabilities.

PARAGRAPH TWO - BNDES reserves the right to request a revaluation of the encumbered property should, in its opinion, the value of the security have fallen.

PARAGRAPH THREE - For the purposes of article 14, item II, of Law No. 7,652, of February 3, 1988, the BENEFICIARY declares that the vessel mentioned in the head provision of this Clause is duly insured.

TEN - DEPOSITARY - The BENEFICIARY appoints as faithful depositary of the asset mentioned in Clause Nine, the INTERVENING DEPOSITARY ARNALDO CALBUCCI FILHO, who is obliged to comply with the provisions of items I and II of article 1,363 of the Civil Code, being civilly and criminally liable for the custody and preservation of said asset.

PARAGRAPH ONE - The INTERVENING DEPOSITARY ARNALDO CALBUCCI FILHO may be replaced, by mutual agreement between BNDES and the BENEFICIARY, by legal formalization of such replacement within up to 30 (thirty) days from the appointment of the new depositary.

PARAGRAPH TWO - The INTERVENING DEPOSITARY ARNALDO CALBUCCI FILHO will remain responsible for the asset mentioned in Clause Nine, until formalized, by the parties, the appointment of the new depositary, who will assume the responsibilities covered by this Clause.

ELEVEN - CHANGE TO THE LEGAL CRITERION FOR UPDATE OR REMUNERATION OF RESOURCES ORIGINATING FROM THE MERCHANT MARINE FUND - In the event that the criterion for updating or remunerating financing operations with resources originating from the Merchant Marine Fund - FMM, carried out by BNDES, as Financial Agent of said Fund, is replaced, the update provided for in Clauses Two and Six or the remuneration provided for in Clause Four may be carried out using the new criterion established by the competent authority for updating or remunerating said operations. In that case, BNDES shall communicate the change in writing to the BENEFICIARY.

TWELVE - SPECIAL OBLIGATIONS OF THE BENEFICIARY - The BENEFICIARY undertakes to:

I - comply, where applicable, until the debt arising from this Contract has been fully settled, with the "PROVISIONS APLICABLE TO BNDES CONTRACTS", approved by Resolution No. 665 of December 10, 1987, as partially amended by Resolution No. 775 of December 16, 1991, by Resolution No. 863 of March 11, 1996, by Resolution No. 878 of September 4, 1996, by Resolution No. 894 of March 6, 1997, by Resolution No. 927 of April 1, 1998 and by Resolution No. 976 of September 24, 2001, all issued by the Executive Board of BNDES, published in the Official Gazette (Section I) on December 29, 1987, December 27, 1991, April 8, 1996, September 24, 1996, March 19, 1997, April 15, 1998 and October 31, 2001, respectively, a copy of which is hereby delivered to the BENEFICIARY, who, having taken note of its entire contents, declares that it accepts it as an integral and inseparable part of this Agreement, for all legal purposes;

II - use the full amount of the credit within a period of up to 28 (twenty - eight) months, counted from the date of the Declaration of Effectiveness of this contract, without prejudice to BNDES being able, before or after the end of that period, under the protection of the guarantees constituted in this contract, to extend the said period, upon express authorization, by letter, regardless of any other formality or registration;

III - include a special clause in favor of BNDES, in the insurance policy of the financed vessel and any other given as collateral, with the following content: "It is understood and agreed that this policy cannot be cancelled by agreement or undergo changes that imply a reduction in the insured amount or any restriction in the coverage or guarantee now granted, including with respect to this Beneficiary Clause, without the prior express consent of the BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, as fiduciary creditor, to which the due indemnity shall be paid, in cases of actual or constructive total loss of the vessel identified by HULL WS -102, subject of this Agreement. The BENEFICIARY of this insurance, in cases of losses that do not represent total loss, is SAVEIROS, CAMUYRANO - SERVIÇOS MARÍTIMOS S/A";

IV - open and maintain, during the construction period of the financed vessel(s), a specific current account for the deposit of all funds of the BENEFICIARY and BNDES, with the BENEFICIARY's fund deposits to be made up to 48 hours before the dates of release of the BNDES credit installments;

V - maintain in the current account referred to in item IV above the unused balance of each deposit made by the BENEFICIARY, as well as of each release made by BNDES;

VI - observe, during the term of this Contract, the provisions of the legislation applicable to persons with disabilities;

VII - notify BNDES, on the date of the event, of the name and CPF/MF of the person who, holding a remunerated position or being among its owners, controllers or directors, has been elected or inaugurated as a Federal Deputy or Senator;

VIII - formalize the appointment of a new depositary to assume the responsibilities covered by Clause Ten, within up to 30 (thirty) days from the death, interdiction or declaration of absence of the INTERVENING DEPOSITARY ARNALDO CALBUCCI FILHO;

IX - indicate the name of the new depositary, within 15 (fifteen) days from the formal manifestation of BNDES, the BENEFICIARY itself or the INTERVENING DEPOSITARY ARNALDO CALBUCCI FILHO, regarding the replacement referred to in Sole Paragraph of Clause Ten;

X - prove, in terms satisfactory to BNDES, on the date of delivery and acceptance of the vessel identified as hull WS-102, referred to in the Sole Paragraph of Clause One, that it has a minimum national content index exceeding 60% (sixty percent), according to the methodology contained in the Local Content Guide of the Program for Mobilization of the National Oil and Natural Gas Industry - PROMINP;

XI - hire, when BNDES so determines, submitting to it in advance the name of the chosen company or technician, an audit service to verify compliance with the obligation in item X above, including in the service the issuance of a conclusive opinion, which must address, at a minimum, the following aspects: a) the national content index of the vessel identified as hull WS -102, subject of this Contract; b) the comparison between the index referred to in sub-item "a" above and the index foreseen for the project; c) any deviations found, with the relevant justifications;

XII - prove, during the construction period of the vessel referred to in the Sole Paragraph of Clause One, the regularity of the situation before the environmental agencies of the builder shipyard, or when such proof has already been presented and in force, declaration from the BENEFICIARY regarding the continuity of the validity of such document.

SOLE PARAGRAPH - BNDES may directly contract the services referred to in item XI of this Clause, being authorized to do so in the name and on behalf of the BENEFICIARY, debiting the corresponding expenses to the latter.

THIRTEEN - OBLIGATION OF THE CONTROLLER INTERVENOR - The INTERVENOR WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble of this Contract, hereby assumes the obligation to: I - submit to BNDES's approval any proposals for matters concerning the encumbrance in any way, of shares owned by it, of issuance by the BENEFICIARY, the sale, acquisition, merger, consolidation, spin-off of assets or any other act that implies or may imply changes in the current configuration of the BENEFICIARY or in the transfer of controlling interest in the BENEFICIARY, or in the change of its status as controlling shareholder of the BENEFICIARY, under the terms of art. 116 of Law No. 6,404, of 12.15.76; II - not promote the inclusion in the shareholders' agreement, bylaws or articles of incorporation of the BENEFICIARY, of a provision that results in: a) restrictions on the BENEFICIARY's growth capacity or its technological development; b) restrictions on the BENEFICIARY's access to new markets; or c) restrictions or prejudice to the ability to pay the financial obligations of the operations with BNDES; III - not promote acts or measures that harm or alter the economic-financial balance of the BENEFICIARY; and IV - take all necessary measures to ensure the fulfillment of the purpose of this operation.

FOURTEEN - RECIPROCAL POWER OF ATTORNEY - THE BENEFICIARY, the DEPOSITARY and the GUARANTOR, in this act and on an irrevocable and irreversible basis, mutually and reciprocally appoint each other as attorneys-in-fact until the final resolution of the debt now assumed, with powers to receive citations, notices and summons, and, also, with "ad judicia" powers for the general forum, which may be sub-delegated to a lawyer, all in relation to any judicial or extrajudicial proceedings initiated against them by BNDES, as a result of this Contract, and may perform all acts necessary for the good and faithful execution of this mandate.

FIFTEEN - CONDITIONS FOR THE USE OF THE CREDIT - The use of the credit, in addition to compliance, where applicable, with the conditions set out in Articles 5 and 6 of the aforementioned "PROVISIONS APPLICABLE TO BNDES CONTRACTS", and those established in the "MONITORING RULES AND INSTRUCTIONS", referred to in Article 2 of the same "PROVISIONS", is subject to compliance with the following:

I - for the use of the first credit installment: a) opening, by the BENEFICIARY, of a current account with BNDES; b) presentation of the following documents, relating to the vessel identified as hull WS-102, referred to in the Sole Paragraph of Clause One: b.1) construction license, authorizing the construction of the vessel, issued by the Classification Society; b.2) contract entered into with the Classification Society, intended for the classification of the vessel; b.3) insurance policy for the vessel provided for in art. 69 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", accompanied by proof of payment of the premium; b.4) proof of registration of the fiduciary ownership of the vessel, or, in the case provided for in item III of this Clause, proof of the registration request by presenting the protocol issued by the competent Harbor Master's Office;

II - For the use of each credit installment: a) absence of an economic-financial fact that, at BNDES's discretion, could compromise the execution of the project now being financed, so as to alter it or make its realization impossible, under the terms provided for in the project approved by BNDES; b) the BENEFICIARY being up to date with all obligations towards the Merchant Marine Fund - FMM and the BNDES System; c) presentation, by the BENEFICIARY, of a Negative Debt Certificate - CND, issued by the Federal Revenue Secretariat of Brazil, via the INTERNET, to be obtained by the BENEFICIARY at the address "http://www.previdenciasocial.gov.br" and verified by BNDES at the addresses "http://www.previdenciasocial.gov.br" or "www.receita.fazenda.gov.br"; d) presentation, by the BENEFICIARY, of an FGTS Regularity Certificate, issued by Caixa Econômica Federal;

III - For the use of each installment of each credit, until proof by the BENEFICIARY of the provisions in item I, "b.4" of this Clause: a) presentation of Surety Bond(s), with a validity period of at least 180 (one hundred and eighty) days, to be issued by financial institution(s) that, in BNDES's judgment, are in an economic-financial situation that gives them a degree of notorious solvency, according to the model established by BNDES, by which the guarantor(s) shall be liable for a portion of the debt in an amount previously defined by BNDES, based on the amount of the credit to be released. In the event that the proof of registration referred to in item I, "b.4" of this Clause is not completed by the 15th (fifteenth) business day prior to the maturity of the above -mentioned Surety Bond(s), the BENEFICIARY is obliged to replace it/them by the 10th (tenth) business day prior to said maturity, with another/others, of identical term and value at least equivalent to that previously guaranteed, previously defined by BNDES, based on the BENEFICIARY's outstanding balance, including the update provided for in Clause Six and/or the remuneration referred to in Clause Four, under penalty of BNDES being able to declare this Agreement early maturity, with the debt becoming due and any disbursements immediately suspended.

IV - For the use of funds amounting to more than 95% (ninety-five percent) of the credit amount: a) submission of the following documents relating to the vessel identified by hull number WS -102, referred to in the Sole Paragraph of Clause One: a.1) Delivery and Acceptance Certificate for the vessel; a.2) a copy of the invoice issued by the Builder Shipyard; a.3) the vessel's insurance policy, in accordance with the provisions of Article 70 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", accompanied by the relevant proof of payment of the premium.

SIXTEEN - SURETY - WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble, accepts this Agreement as guarantor and principal payer, expressly waiving the benefits of articles 366, 827 and 838 of the Civil Code, and being jointly and severally liable, until the final settlement of this Agreement, for the faithful and exact fulfillment of all obligations assumed, in this instrument, by the BENEFICIARY.

SEVENTEEN - DEFAULT - In the event of a default on the obligations undertaken by the BENEFICIARY and the INTERVENERS, the provisions of Articles 40 to 47-A of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Twelve, item I.

EIGHTEEN - LAWSUIT FILING PENALTY - In the event of judicial collection of the debt arising from this Agreement, the BENEFICIARY shall pay a penalty of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial and judicial expenses and attorney's fees, due from the first ruling of the competent authority on the collection petition.

NINETEEN - EARLY SETTLEMENT OF THE DEBT - In the event of early settlement of the debt, the guarantees will be released, and the provisions of art. 18, second paragraph, of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" shall apply to the other obligations mentioned in Clause Twelve, item I.

TWENTY - ACCELERATED MATURITY - BNDES may declare this Contract prematurely matured, with the debt becoming due and immediate suspension of any disbursement, if, in addition to the hypotheses provided for in articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Twelve, item I, are proven by BNDES: a) the occurrence, without the prior and express authorization of BNDES, of any alteration in the Construction Contracts entered into between the BENEFICIARY and the Builder Shipyard, in the Lists of Activities and respective PERT NETWORK(S), in the Construction Schedules, or in the Project Use and Source Tables; b) the inclusion in a shareholders' agreement, by-laws or social contract of the BENEFICIARY, or of its controlling companies, of a provision that implies restrictions or prejudice to the ability to pay the financial obligations arising from this operation; c) the non-compliance with the obligations set forth in items V, VIII and IX of Clause Twelve.

PARAGRAPH ONE - In the event that the resources granted under this Agreement are applied for a purpose other than that provided for in Clause One, BNDES, without prejudice to the provisions of the head provision of this Clause, shall communicate the fact to the Federal Public Prosecutor's Office, for the purposes and effects of Law No. 7,492, of June 16, 1986.

PARAGRAPH TWO - This Agreement shall also become early maturity, with the debt becoming due and any disbursements immediately suspended, on the date of certification as a Federal Deputy or Senator, of any person who holds a paid position in the BENEFICIARY, or is among its owners, persons falling under the prohibitions provided for by the Federal Constitution, article 54, items I and II. There will be no default charges, provided that payment occurs within 5 (five) business days from the date of certification, failing which the charges provided for in cases of accelerated maturity due to default shall apply.

TWENTY-ONE - AUTHORIZATION TO PROVIDE INFORMATION - THE BENEFICIARY authorizes BNDES, on an irrevocable and irreversible basis, to inform the Merchant Marine Fund of the occurrence of any default of obligation arising from this Contract.

TWENTY-TWO - JURISDICTION - To resolve any doubts arising from this Agreement, the parties elect the forum of BNDES's headquarters or that of the City of Rio de Janeiro.

TWENTY-THREE - MATURITY ON HOLIDAYS - Any maturity of principal amortization installment and charges that falls on Saturdays, Sundays or national holidays, including bank holidays, will, for all purposes and effects of this Contract, be shifted to the next business day, with charges calculated up to that date, and starting also from that date, the next regular period for calculating and determining the charges of this Contract.

TWENTY-FOUR - EFFECTIVENESS OF THE CONTRACT - The effectiveness of this Contract depends on the fulfillment, by the BENEFICIARY, within 12 (twelve) months from this date, of the condition(s) enumerated below, with BNDES needing to express itself on the compliance thereof, after examining the document(s) presented: I - construction contract for the vessel identified by hull WS -102, mentioned in the Sole Paragraph of Clause One.

SOLE PARAGRAPH - Upon request by the BENEFICIARY, BNDES may extend the deadline set in the "caput" of this Clause by simple letter communication. In the event the extension is granted, the BENEFICIARY will pay BNDES the Credit Reservation Charge referred to in Clause Five, levied on the credit amount, for a period counted from the said extension until the date of commencement of the Contract's effectiveness or its termination due to non-compliance of the condition precedent, the respective payment is due for the initial use of the credit, from which it will be deductible, or after the termination of the contract.

TWENTY-FIVE - TERMINATION OF THE CONTRACT - If the obligation incumbent upon the BENEFICIARY, established in Clause Twenty-Fourth, is not fulfilled, this Contract shall be considered terminated by operation of law, in which case BNDES shall notify the BENEFICIARY of the termination.

SAVEIROS, CAMUYRANO - SERVIÇOS MARÍTIMOS S.A. presented the following Certificates: a) Positive Certificate with Negative Effects of Debts related to Social Security Contributions and Third-Party Contributions No. 043172007-17001020, issued on 05.25.2007, by the Federal Revenue Secretariat of Brazil; b) Certificates from the 1st, 2nd, 3rd and 4th Offices of Distribution Registry, with nothing found in the 1st and 3rd Offices of Distribution Registry, and some distributions found in the 2nd and 4th Offices of Distribution Registry; c) Certificates from the 1st and 2nd Offices of Guardianship and Trusteeship Registry, nothing found in them; d) Certificate of Distribution of Civil, Criminal Actions and Executions, Tax Executions and Special Courts of the Federal Justice, issued on 08.07.2007, showing the following cases: Case - 88.0021111-9, Court - 02VF, Protocol - 08/23/1988, Distribution - 08/23/1988, Case Class - summary action/others, Plaintiff Name - Elenil dos Santos; Case - 2002.51.02.005716-2, Court - 05VF-NI, Protocol - 12/06/2002, Distribution 12/06/2002, Case Class - Tax Execution, Plaintiff Name - Federal Treasury; Case - 2005.51.01.525572-0, Court - 03VFEF, Protocol - 05/03/2005, Distribution - 12/10/2005, Case Class - Tax Execution, Plaintiff Name - Federal Treasury; Case - 2007.51.01.509604-3, Court - 06VFEF, Protocol - 05/15/2007, Distribution 06/28/2007, Case Class - Tax Execution, Plaintiff Name - Federal Treasury; e) FGTS Regularity Certificate - CRF, from it stating that the situation is in order; f) Joint Positive Certificate with Negative Effects of Debts Related to Federal Taxes and Active Debt of the Union, issued by the Ministry of Finance - Attorney General's Office of the National Treasury, Federal Revenue Secretariat of Brazil, issued on 07/10/2007, it is certified that: 1. there are debts related to taxes administered by the Federal Revenue Secretariat of Brazil (RFB) with suspended enforceability, under the terms of art. 151 of Law No. 5,172, of October 25, 1966 - National Tax Code (CTN); and 2. The systems of the Attorney General's Office for the National Treasury (PGFN) contain debts registered as Federal Government Debts with suspended enforceability, pursuant to Article 151 of the National Tax Code (CTN), or secured by attachment in tax enforcement proceedings; and WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA. submitted the Certificate of No Debt - CND No. 016302007-17001020, issued on 27 February 2007 by the Social Security Revenue Service, the documents of which are filed in these Notes as photocopies, to which I attest. By the Contracting Parties, it was declared that they accept the Certificates presented, with the distributions transcribed therein, and waive any other Certificates possibly not presented, exempting the Notary's Office and this Clerk from any and all Civil and Criminal liability. The pages of this Instrument are initialed by Ana Carolina Pedulla Amorim, a lawyer at BNDES, by authority of the legal representatives who have signed it. By the Contracting Parties, it was finally told to me that they authorize the Mr. Official of the Registry of Maritime Contracts to proceed with all Registrations and Annotations necessary for the Regularization of this instrument. Thus they stated and requested that I draw up this present deed in my notes, which was read aloud before the contracting parties who accepted it as drafted, waiving instrumental witnesses in accordance with article 391 of the CNCGJ. I certify that for this act, fees are due distributed as follows: Tables 08 No. 1 - R$ 874.75; 07 Obs. 3a - R$ 2,624.25; 07 No. 2 b - R$ 13.89; 07 Obs 12th - R$ 1,756.44; 01 No. 6 - R$ 4.02; 01 No. 8 - R$ 3.49; 01 No. 9 - R$ 5.24; 02 No. 6 - R$ 8.74; State Law No. 3217/99 - R$ 1,058.16; Law 4664/05 - R$ 264.54; Law 111/06 - R$ 264.54; Laws No. 3761/02 and 590 - R$ 39.10; Distribution - R$ 18.81. I, (a) Adriana Soares da Silva, Substitute Clerk, drew, read and close this present act collecting the signatures. And I, (a) Adriana Soares da Silva, Substitute Clerk, subscribe and sign it. CREDITOR: BANCO NACIONAL DE DESENVOLVIMENTO SOCIAL BNDES. - p.p. - (a) - ARMANDO MARIANTE CARVALHO JUNIOR. - (a) - WAGNER BITTENCOURT DE CARVALHO. BENEFICIARY: SAVEIROS, CAMUYRANO SERVIÇOS MARÍTIMOS S.A. - (as) - ARNALDO CALBUCCI FILHO - LUIS GUSTAVO BUENO MACHADO. INTERVENING PARTIES: I - WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA. - (as) - ARNALDO CALBUCCI FILHO - FELIPE GUTTERRES RAMELLA. II - (signed) - ARNALDO CALBUCCI FILHO. TRANSCRIBED on this date. And I, Adriana Soares da Silva, Substitute Clerk, subscribe and sign it in open public. IN WITNESS OF THE TRUTH. [SIGNATURE AND STAMP OF Adriana Soares da Silva - Substitute Clerk - CTPS 63.336 S/132-RJ].

[STATE OF RIO DE JANEIRO JUSTICE CORREGEDORSHIP NOTARIAL INSPECTION SEALS]

DEED OF AMENDMENT NO. 1 TO THE CREDIT FACILITY AGREEMENT NO. 07.2.0418.1 AND INSTRUMENT OF CONFESSION AND ASSUMPTION OF DEBT, ENTERED INTO BETWEEN THE BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF THIRD PARTIES, AS FOLLOWS:

LET IT BE KNOWN to all who may see this that on the thirteenth (13th) day of May in the year two thousand and ten (2010), in the city of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, I, CLAUDIA RODRIGUES MORAIS ANDRADE, Deputy Registrar, of the Office of Notarial Acts and Registration of Maritime Contracts, with its registered office at Rua do Acre, no. 28, Ground Floor and First Floor, in this city, duly registered with the CNPJ under no. 27.194.133/0001-00, appeared by invitation at Avenida República do Chile no. 100, Rio de Janeiro – RJ;

the contracting parties, acting in good faith, appeared, on the one hand, as the First Contracting Party, the NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT – BNDES, acting as Financial Agent for the Merchant Navy Fund – FMM, hereinafter referred to simply as BNDES, a federal public enterprise, with its head office in Brasília, Federal District, and offices in the city of Rio de Janeiro, at Avenida República do Chile No. 100, registered with the CNPJ under No. 33.657.248/0001-89, herein represented by its Directors, Mr. WAGNER BITTENCOURT DE OLIVEIRA, [*****], registered with the CPF under No. [*****]; and Mr. MAURÍCIO BORGES LEMOS, [*****], registered with the CPF under No. [*****], both with a business address at [*****], and, on the other hand, as the second contracting party, WILSON, SONS OFFSHORE S/A, hereinafter referred to as WS OFFSHORE, a public limited company, with its registered office at Avenida Rio Branco, No. 25, 6th floor, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, registered with the CNPJ under No. 08.376.900/0001-40, hereby represented by its Directors Mr. ARNALDO CALBUCCI FILHO, [*****], registered with the CPF under No. [*****], resident and domiciled at [*****]; and Mr. FELIPE GUTTERRES RAMELLA, [*****], registered with the CPF under No. [*****], with business address at [*****], also appearing as INTERVENERS: I - WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., hereinafter WSAC, with headquarters at Av. Rio Branco, no. 25, 5th floor, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, registered with the CNPJ under no. 33.130.691/0001-05, hereby represented by its Directors Mr. ARNALDO CALBUCCI FILHO and Mr. FELIPE GUTTERRES RAMELLA, as previously identified; II - SÁVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS S/A, hereinafter referred to as SAVEIROS, a public limited company, with its registered office at Av. Rio Branco, No. 25, 4th, 5th, 6th and 7th floors – part, Centro, State of Rio de Janeiro, City of Rio de Janeiro, registered with the CNPJ under No. 33.112.152/0001-35, hereby represented by its Directors Mr. ARNALDO CALBUCCI FILHO and Mr. FELIPE GUTTERRES RAMELLA, as described above; and III – ARNALDO CALBUCCI FILHO, hereinafter referred to as the DEPOSITARY, as described above; The parties present having been identified as such by myself, the Deputy Registrar, and by the documentation presented, to which I attest;

WHEREAS:

a) SAVEIROS entered into a Credit Facility Agreement with the BNDES under No. 07.2.0418.1 on 31 August 2007, for a total amount of R$ 40,521,966.19 (forty million, five hundred and twenty-one thousand, nine hundred and sixty-six reais and nineteen centavos), equivalent to US$ 20,043,511.00 (twenty million, forty-three thousand, five hundred and eleven US dollars), based on the exchange rate for the sale of the US dollar, as published by the Central Bank of Brazil for the base date of 10 May 2007, funded by resources from the Merchant Navy Fund (FMM), intended for the acquisition of the WS-102 maritime support vessel for supply, type PSV 3000;

b) the BNDES, by means of Decision No. Dir. Decree No. 773/2005, dated 17 August 2005, authorized the corporate restructuring of the WILSON, SONS GROUP; c) in view of the restructuring previously authorized by the BNDES and carried out in 2008, SAVEIROS requested the BNDES to transfer to WS OFFSHORE all rights and obligations relating to the Financing Agreement hereby amended; d) WS OFFSHORE agrees to assume all rights and obligations relating to the Financing Agreement hereby amended; e) the BNDES, by means of Decision No. Dir. Decree No. 671/2009, dated 4 August 2009, authorized WS OFFSHORE to assume the debt arising from the Credit Facility Agreement No. 07.2.0418.1, entered into with SAVEIROS; have mutually and fairly agreed to amend the Credit Facility Agreement No. 07.2.0418.1, hereinafter referred to simply as the AGREEMENT, entered into between BNDES and SAVEIROS by deed dated 31 August 2007, recorded on pages 049 of Book No. 0242 of the Notary's Office and Registry of Maritime Contracts of the City of Rio de Janeiro, State of Rio de Janeiro, duly registered with the Maritime Court, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

FIRST - CONFESSION OF DEBT: SAVEIROS, through this Amendment, acknowledges and expressly confesses the debt to BNDES, related to the AGREEMENT, in the amount of R$ 40,521,966.19 (forty million, five hundred twenty-one thousand, nine hundred sixty-six reais and nineteen centavos), equivalent to US$ 20,043,511.00 (twenty million, forty-three thousand, five hundred eleven United States dollars), considering the exchange rate, for sale; of the US dollar, disclosed by the Central Bank of Brazil for the base date of May 10, 2007, provided with resources from the Merchant Marine Fund - FMM, whose update, maturity and amortization shall occur as stipulated in the AGREEMENT.

SECOND - ACKNOWLEDGMENT AND ASSUMPTION OF DEBT: By this instrument and in the best legal form, WS OFFSHORE acknowledges as certain and fully assumes the debt confessed by SAVEIROS in Clause One, calculated on the base date of May 10, 2007, in the total amount of R$ 40,521,966.19 (forty million, five hundred twenty-one thousand, nine hundred sixty-six reais and nineteen centavos), equivalent to US$ 20,043,511.00 (twenty million, forty-three thousand, five hundred eleven United States dollars), considering the exchange rate, for sale, of the US dollar, disclosed by the Central Bank of Brazil for the base date of May 10, 2007, referring to the AGREEMENT, undertaking to pay it under the same terms and conditions contractually agreed by SAVEIROS.

SOLE PARAGRAPH. WS OFFSHORE, hereby, subrogates itself in all rights and obligations assumed by SAVEIROS in the AGREEMENT, the full content of which WS OFFSHORE declares to be aware of and agree with, so that the term "BENEFICIARY" shall henceforth refer to WS OFFSHORE.

THIRD - ASSIGNMENT OF FIDUCIARY DEBTOR POSITION IN THE AGREEMENT: With the express consent of BNDES, SAVEIROS assigns and transfers to WS OFFSHORE the position of fiduciary debtor in the AGREEMENT, with all rights and obligations inherent thereto, such as direct possession of the asset referred to in Clause One of the AGREEMENT, and also the right to obtain full ownership of the asset once the debt is paid and the fiduciary alienation is extinguished, which is ratified through this Amendment.

SOLE PARAGRAPH. As a result of the assignment entered into between SAVEIROS and WS OFFSHORE, as provided in the head provision of this Clause, SAVEIROS gives full and irrevocable release to WS OFFSHORE.

FOURTH - CONTRACTUAL AMENDMENTS: In light of the agreement now entered into, the parties agree to add to the AGREEMENT the sub-item (d) to Clause Twenty, with the wording indicated below, as well as to amend item III of Clause Twelve; Clause Eighteen; and Clause Twenty-Three of the AGREEMENT, which shall become effective with the following wordings:

TWELVE - SPECIAL OBLIGATIONS OF THE BENEFICIARY:

(...)

III - to include a special clause in favor of BNDES, in the insurance policy of the financed vessel and of any other provided as collateral, with the following wording: "It is understood and agreed that this policy cannot be cancelled by agreement or undergo changes that imply a reduction in the insured amount or any restriction in the coverage or guarantee now granted, including with respect to this Beneficiary Clause, without the prior express consent of the BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES, as fiduciary creditor, to which the due indemnity shall be paid, in cases of actual or constructive total loss of the vessel identified by HULL WS-102, subject of this Agreement. The Beneficiary of this insurance, in cases of claims that do not represent total loss, is WILSON SONS OFFSHORE S/A:

(...)

EIGHTEEN - LAWSUIT FILING PENALTY: In the event of judicial collection of the debt arising from this Agreement, the BENEFICIARY shall pay a penalty of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial and judicial expenses and attorney's fees, due from the date of filing of the judicial collection measure.

TWENTY - EARLY MATURITY: (...) d) the existence of a final and unappealable conviction regarding the practice of acts by the BENEFICIARY that involve infringement of legislation dealing with the fight against discrimination based on race or gender, child labor and slave labor.

TWENTY-THREE - MATURITY ON HOLIDAYS: Any maturity date for principal amortization and charges that falls on Saturdays, Sundays or national, state, district or municipal holidays, including bank holidays, shall, for all purposes and effects of this Agreement, be moved to the next following business day, with charges calculated up to that date, and the following regular period for determining and calculating charges for this Agreement also starting from that date. SOLE PARAGRAPH. For the purposes of the head provision of this Clause, unless expressly stated otherwise, the holidays of the place where the BENEFICIARY's headquarters are located, whose address is indicated in this Agreement, shall be considered.

FIFTH - INTERVENING PARTIES: In light of the agreement now entered into, whenever not otherwise provided in the AGREEMENT, the term INTERVENING PARTY shall henceforth refer, jointly, to WSAC and the DEPOSITARY.

SIXTH - TERMINATION OF THE AMENDMENT: WS OFFSHORE is obliged to prove to BNDES, within up to 10 (ten) days after the execution of this Amendment, the formalization of the establishment of fiduciary ownership of the financed vessel, in favor of BNDES, before the Maritime Court, as well as the amendment of the insurance policy for the financed vessel, to include the wording contained in item III of Clause Twelve. If the obligations incumbent upon WS OFFSHORE established in this Amendment are not fulfilled, this Amendment shall be considered automatically terminated, rendering the assignment of the debt arising from the AGREEMENT ineffective, in which case BNDES shall communicate the termination to SAVEIROS and WS OFFSHORE.

SEVENTH - RATIFICATION: All Clauses of the AGREEMENT are hereby ratified by the contracting parties, to the extent they do not conflict with what is established in this Amendment, and this instrument does not constitute novation. WS OFFSHORE, especially, ratifies the fiduciary alienation, as guarantee for the payment of the confessed debt, of the vessels SAVEIROS FRAGATA, SAVEIROS PELICANO and SAVEIROS ATOBÁ, previously identified by Hulls WS 099, WS 100 and WS 101, respectively, as described in Clause One of the AGREEMENT.

EIGHTH - REGISTRATION: WS OFFSHORE is obliged to proceed with the annotation of this Amendment on the margin of the registrations mentioned in the preamble of this instrument, and BNDES reserves the right to declare the AGREEMENT early maturity, if such annotation is not proven to it within 30 (thirty) days from this date.

WILSON, SONS OFFSHORE S.A. presented the following Certificates: a) Negative Certificate of Debts related to Social Security Contributions and Third Parties - No. 000362010-17300900, issued on 03.22.2010, by the Federal Revenue Secretariat of Brazil - Ministry of Finance; b) Certificates from the 1st, 2nd, 4th Offices of Distribution Records, showing nothing, and from the 3rd, showing a distribution; c) Certificates from the 1st and 2nd Offices of Records of Interdictions and Guardianships, showing nothing; d) FGTS Regularity Certificate - CRF, issued on 04.28.2010, showing regular status; e) Joint Negative Certificate of Debts related to Federal Taxes and Active Debt of the Union, issued by the Ministry of Finance - Attorney General's Office of the National Treasury - Federal Revenue, issued on 08.17.2009, certifying that there are no pending issues in the name of Wilson, Sons Offshore S.A., relating to taxes administered by the Federal Revenue Secretariat of Brazil (RFB) and registrations in Active Debt of the Union with the Attorney General's Office of the National Treasury (PGFN); f) Certificate of Distribution of Civil, Criminal Actions, Tax Executions and Special Courts, issued by the Federal Court, No. 2009.953583, issued on 12.02.2009, showing nothing; g) Certificate of Encumbrance No. 00310/2010, issued by the Maritime Court, on 04.29.2010, referring to the vessel "SAVEIROS FRAGATA", showing Fiduciary Alienation/Reservation of Title, in favor of the Brazilian National Development Bank - BNDES; h) Certificate of Encumbrance No. 00312/2010, issued by the Maritime Court, on 04.29.2010, referring to the vessel "SAVEIROS PELICANO", showing Fiduciary Alienation/Reservation of Title, in favor of the Brazilian National Development Bank - BNDES; i) Certificate of Encumbrance No. 00311/2010, issued by the Maritime Court, on 04.29.2010, referring to the vessel "SAVEIROS ATOBA", showing Fiduciary Alienation/Reservation of Title, in favor of the Brazilian National Development Bank - BNDES; WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA. presented the Negative Certificate of Debts related to Social Security Contributions and Third Parties - No. 000222010-17300691, issued on 02.02.2010, by the Federal Revenue Secretariat of Brazil - Ministry of Finance; and SAVEIROS, CAMUYRANOS - SERVIÇOS MARÍTIMOS S.A. presented the Positive Certificate with Negative Effects of Debts related to Social Security Contributions and Third Parties - No. 000422010-17300152, issued on 03.22.2010, by the Federal Revenue Secretariat of Brazil - Ministry of Finance; which instruments are filed in these Notarial Records, by xerox copy, of which I certify."

By the Contracting Parties, it was declared that they accept the Certificates presented, with the distributions transcribed therein, and waive any other Certificates possibly not presented, exempting the Notary's Office and this Clerk from any and all Civil and Criminal liability. The pages of this instrument are initialed by Daniel Ken Oliveira Watanabe, lawyer for BNDES, by authorization of the legal representatives who sign it. By the Contracting Parties, it was finally told to me that they authorize the Mr. Official of the Registry of Maritime Contracts to proceed with all Registrations and Annotations necessary for the Regularization of this instrument. Thus they stated and requested that I draw up this present deed in my notes, which was read aloud before the contracting parties who accepted it as drafted, waiving instrumental witnesses in accordance with article 240 of the CNCGJ. I certify that for this instrument, the following fees are due: R$ 1,009.15 table 8 No. 1; R$ 6,054.90 table 7 note. 3rd; R$ 21.70 distribution; R$ 4.03 digitalization; R$ 6.04 IT; R$ 4.64 communication; R$ 10.09 filing; R$ 2,126.65 (20% of Law 3217/99); R$ 531.66 law 4.664/05; R$ 531.66 complementary law 111/06; R$ 3,544.42 table 7 No. 12th; R$ 9.07 law 3761/02; I, (a) Claudia Rodrigues Morais Andrade, Substitute, registration 94-5252 drew, read and close this present act collecting the signatures. And I, (a) Aloir Melchiades de Souza, Notary, registration 06-1266, subscribe and sign it - (a) BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES, WAGNER BITTENCOURT DE OLIVEIRA, MAURICIO BORGES LEMOS, WILSON, SONS OFFSHORE S.A., ARNALDO CALBUCCI FILHO, FELIPE GUTTERRES RAMELLA, WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., ARNALDO CALBUCCI FILHO, FELIPE GUTTERRES RAMELLA, SAVEIROS, CAMUYRANO - SERVIÇOS MARÍTIMOS S.A., ARNALDO CALBUCCI FILHO, FELIPE GUTTERRES RAMELLA, ARNALDO CALBUCCI FILHO. CERTIFIED today May 13, 2010.

I certify that for this instrument, the following are due: R$ 15.72 from Table 1 No. 2; R$ 6.60 from Table 1 No. 5; R$ 3.02 from Table 1 No. 9; R$ 5.06 referring to Law 3217/99; R$ 1.26 referring to Law 4664/2005; R$ 1.26 referring to law 111/06. And I, Cláudia Rodrigues Morais Andrade, Substitute, registration 94-5262.

[signature]

[initial]

[stamp]

PUBLIC DEED OF CREDIT FACILITY FINANCING AGREEMENT NO. 12.2.0433.1 AND AMENDMENT NO. 2 TO FINANCING AGREEMENT NO. 07.2.0418.1, ENTERED INTO BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF THIRD PARTIES, AS SET FORTH BELOW:

LET IT BE KNOWN to all who see this instrument that in the year two thousand and twelve (2012), on the twelfth (12th) day of the month of June, in this city of Rio de Janeiro, State of Rio de Janeiro, Federative Republic of Brazil, I, ELIANA MURCE PEREIRA, Substitute, of the Notary's Office and Registry of Maritime Contracts, headquartered at Rua do Acre, No. 28, Ground Floor and Mezzanine, in this city, duly registered with the CNPJ under No. 27.194.133/0001-00, appeared by invitation at Avenida República do Chile No. 100, Centro – RJ; appeared the parties, mutually agreed and contracted:

On one side, as First Contracting Party, BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, in its capacity as Financial Agent of the Merchant Marine Fund – FMM, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and providing services in this City, at Avenida República do Chile No. 100, registered with the CNPJ under No. 33.657.248/0001-89, represented herein by its Vice-President, Mr. JOÃO CARLOS FERRAZ, [*****], registered with the CPF under No. [*****]; and by its Director, Mr. ROBERTO ZURLI MACHADO, [*****], registered with the CPF under No. [*****], both with business address at [*****];

And, on the other side, as second contracting party, WILSON, SONS OFFSHORE S/A, hereinafter referred to as BENEFICIARY, a corporation, headquartered in the city of Rio de Janeiro-RJ, at Avenida Rio Branco, No. 25, 6th floor, Centro, registered with the CNPJ under No. 08.376.900/0001-40, represented herein by its Chief Executive Officer, Mr. ARNALDO CALBUCCI FILHO, [*****], registered with the CPF under No. [*****], and by its Executive Director, Mr. LUÍS GUSTAVO BUENO MACHADO, [*****], registered with the CPF under No. [*****], both with business address at [*****];

Also appearing as INTERVENING PARTY: WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., hereinafter referred to as INTERVENING PARTY, headquartered at Avenida Rio Branco, No. 25, 5th floor (part), Centro, in the city of Rio de Janeiro, State of Rio de Janeiro, registered with the CNPJ under No. 33.130.691/0001-05, represented herein by its Director, Mr. ARNALDO CALBUCCI FILHO, qualified above, and its Administrative and Financial Director, Mr. FELIPE GUTTERRES RAMELLA, [*****], registered with the CPF under No. [*****], with business address at [*****];

Those present identified as themselves by me, Substitute Clerk, and by the documentation presented, of which I certify; have, mutually agreed, contracted as set forth in the following clauses, and mutually agreed to amend Credit Facility Financing Agreement No. 07.2.0418.1, hereinafter designated Agreement No. 07.2.0418.1, entered into between the BENEFICIARY and BNDES on August 31, 2007, by deed drawn up by the Notary's Office and Registry of Maritime Contracts, in Book 0242, page 049, and its Amendment No. 1, entered into on May 13, 2010 by public deed drawn up at the Notary's Office and Registry of Maritime Contracts, in Book No. 263, page 186, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

ONE – NATURE, VALUE AND PURPOSE OF THE AGREEMENT

BNDES grants the BENEFICIARY, under this Agreement, a credit in the amount of R$ 2,497,569.34 (two million, four hundred ninety-seven thousand, five hundred sixty-nine reais and thirty-four centavos), to be provided with resources from the Merchant Marine Fund – FMM, subject to the provisions of the Second Paragraph of Clause Two, intended for the supplementation of resources for the acquisition of the vessel identified by hull "WS-102", described and characterized in the Sole Paragraph of this Clause.

SOLE PARAGRAPH: The credit now opened is intended for the supplementation of resources for the acquisition, by the BENEFICIARY, of one vessel, with the following basic characteristics: Hull "WS-102": a) gross tonnage: 3,100 t; b) total length: 71.85 meters; c) molded breadth: 16.00 meters; d) molded depth: 7.50 meters; e) draft: 6.00 meters; f) construction material: Steel.

TWO – AVAILABILITY OF THE CREDIT

The credit shall be made available to the BENEFICIARY in installments, according to the needs for carrying out the project, respecting, in any case, the budgetary availability and the financial schedule of the Merchant Marine Fund – FMM, as well as the rules governing credit to bodies and entities of the public sector, issued by the competent authorities.

FIRST PARAGRAPH: The resources for this operation shall be made available to the BENEFICIARY, by crediting a non-transferable current account opened in its name at BNDES, in which shall also be made, at the time of release, the debits determined by law and those contractually authorized by the BENEFICIARY, the remaining total balance of the resources of which shall be immediately transferred to current account No. [*****], which the BENEFICIARY holds at Banco Itaú S.A. (No. [*****]), branch No. [*****].

SECOND PARAGRAPH: The amount of each installment of the credit to be made available to the BENEFICIARY shall be calculated according to the criterion established in the law that instituted the Long Term Interest Rate – TJLP for determining the outstanding balances of financings contracted by the BNDES System up to November 30, 1994.

THREE – INTEREST

On the principal debt of the BENEFICIARY, interest of 2.64% (two point sixty-four percent) per year shall apply (as remuneration).

SOLE PARAGRAPH: Interest shall be calculated daily on the outstanding balance, updated under Clause Six, payable monthly from and including July 10, 2012, together with principal amortization installments, and upon maturity or settlement of this Agreement, subject to Clause Twenty-One.

FOUR – CREDIT RESERVE FEE

The BENEFICIARY shall pay BNDES a Credit Reserve Fee of 0.1% (one tenth of one percent), billable per period of 30 (thirty) days or fraction thereof, levied on:

I – the unused balance of each credit installment, from the day immediately following its availability until the date of use, when its payment shall become due; and

II – the unused balance of the credit, from the day immediately following its availability until the date of cancellation, carried out at the BENEFICIARY's request or on BNDES's initiative, payment being due on the request or decision date, as applicable.

SOLE PARAGRAPH: The incidence of the fee referred to in items I and II above shall occur upon establishment of a resource availability schedule.

FIVE – PROCESSING AND COLLECTION OF THE DEBT

The collection of principal and charges shall be made through a Collection Notice issued by BNDES in advance for the BENEFICIARY to settle those obligations on their due dates.

FIRST PARAGRAPH: As the debt is subject to daily update under Clause Six, the Collection Notice referred to in this Clause shall be issued by BNDES indicating a reference value in US dollars, the exchange rate for which must be obtained from the Collections Department of the Financial Area of BNDES – AF/DECOB, or on the official BNDES portal on the Internet (http://www.bndes.gov.br/SiteBNDES/bndes/bndes_pt/Ferramentas_e_Normas/Moedas _Contratuais), and the payment amount due in local currency shall be determined by the exchange rate valid for the day of effective payment.

SECOND PARAGRAPH: Non-receipt of the Collection Notice shall not exempt the BENEFICIARY from the obligation to pay principal installments and charges on the dates established in this Agreement.

THIRD PARAGRAPH: BNDES shall make available to the BENEFICIARY the information, data, and calculations used as a basis for determining the amounts due.

SIX – MONETARY UPDATE OF THE DEBT AMOUNT

The outstanding balance of the BENEFICIARY, including principal, compensatory and default interest, other expenses, fees, and other agreed charges, shall be updated daily by the US dollar selling exchange rate variation index disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System (SISBACEN).

SOLE PARAGRAPH: For the purposes of the caput, on a day when there is no official quotation, the quotation of the immediately preceding day shall be considered.

SEVEN – AMORTIZATION

The principal debt arising from this Agreement shall be paid to BNDES in 174 (one hundred and seventy-four) successive monthly installments, each in the amount of the outstanding principal debt, updated under Clause Six, divided by the number of amortization installments not yet due, with the first installment falling due on July 10, 2012, subject to Clause Twenty-One, with the BENEFICIARY undertaking to settle, with the last installment, on December 10, 2026, all obligations arising from this Agreement.

EIGHT – TRANSACTION GUARANTEE

To secure the payment of any obligations arising from this Agreement, such as principal debt, interest, fees, conventional penalties, fines, and expenses, the parties agree to dissolve the fiduciary ownership that affects the vessel described in the Sole Paragraph of Clause One of this Agreement, established as guarantee for the obligations assumed in Agreement No. 07.2.0418.1, the main terms and conditions of which are described in Clause Twenty-Two of this Agreement, releasing the depositary appointed in accordance with Clause Ten of Agreement No. 07.2.0418.1. In this same act, the BENEFICIARY grants to BNDES fiduciary ownership of the vessel described in the Sole Paragraph of Clause One of this Agreement, pursuant to Article 66-B of Law 4,728 of July 14, 1965 and, where applicable, the Civil Code, with the basic characteristics set forth in that Clause, with a construction price on January 28, 2010 of R$ 55,000,579.56 (fifty-five million, five hundred seventy-nine reais and fifty-six centavos), equivalent to US$ 29,709,166.29 (twenty-nine million, seven hundred nine thousand, one hundred sixty-six United States dollars and twenty-nine cents), based on the US Dollar selling rate of US$ 1 = R$ 1.851300 as of January 28, 2010 (base date of the sales invoice), to secure payment of any obligations arising from this Agreement and Agreement No. 07.2.0418.1, sharing the real guarantee between both agreements.

FIRST PARAGRAPH: The BENEFICIARY declares that the asset mentioned in the caput is free and clear of any encumbrances, including tax liens, except those intended for the guarantee of Agreement No. 07.2.0418.1.

SECOND PARAGRAPH: BNDES authorizes the Director of the Registry Division of the Maritime Court to only cancel the encumbrance registration of enrollment No. 03074 relating to fiduciary ownership upon immediate registration of the shared fiduciary ownership under this Agreement and Agreement No. 07.2.0418.1.

THIRD PARAGRAPH: BNDES reserves the right to request a reassessment of encumbered assets should depreciation of the guarantee occur in its judgment.

FOURTH PARAGRAPH: Pursuant to Article 14, item II of Law No. 7,652 of February 3, 1988, the BENEFICIARY declares that the vessel in the caput is duly insured.

FIFTH PARAGRAPH: The value of the real guarantee, according to BNDES valuation criteria, must correspond to at least 110% (one hundred and ten percent) of the debt value.

NINE – CHANGE TO THE LEGAL CRITERION FOR UPDATE OR REMUNERATION OF RESOURCES ORIGINATING FROM THE MERCHANT MARINE FUND

In the event that the indexation or remuneration criteria for financing operations using funds from the Merchant Marine Fund – FMM carried out by BNDES are replaced, the update in Clause Six or remuneration in Clause Three may be effected under the new criteria established by the competent authority. BNDES shall communicate the change in writing to the BENEFICIARY.

TEN – SPECIAL OBLIGATIONS OF THE BENEFICIARY

The BENEFICIARY is obliged to:

I – comply, where applicable, until final settlement of the debt arising from this Contract, with the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", approved by Resolution No. 665, of December 10, 1987, partially amended by Resolution No. 775, of 12.16.1991, by Resolution No. 863, of 3.11.1996, by Resolution No. 878, of 4.9.1996, by Resolution No. 894, of 3.6.1997, by Resolution No. 927, of 4.1.1998, by Resolution No. 976, of 24.9.2001, by Resolution No. 1,571, of 4.3.2008, by Resolution No. 1,832, of 15.9.2009, by Resolution No. 2,078, of 15.3.2011, by Resolution 2.139, of 30.8.2011 and by Resolution No. 2,181, of 8.11.2011, all from the Board of Directors of BNDES, published in the Official Gazette of the Union (Section I), of 29.12.1987, 27.12.1991, 8.4.1996, 24.9.1996, 19.3.1997, 15.4.1998, 31.10.2001, 25.3.2008, 6.11.2009, 4.4.2011, 13.9.2011 and 17.11.2011, respectively, a copy of which is delivered, in this act, to the BENEFICIARY, which, after taking knowledge of the entire content thereof, declares to accept it as an integral and inseparable part of this Contract, for all legal purposes and effects;

II – utilize the total credit within up to 6 (six) months from the signing date of this contract, with BNDES reserving the right to extend said period by letter;

III – include a special clause in favor of BNDES in the insurance policies of the financed vessels and any other given as guarantee, with the following wording: "It is understood and agreed that this policy may not be cancelled by agreement or undergo changes that imply reduction of the insured amount or restriction of any nature in the coverage or guarantee granted herein, including regarding this Beneficiary Clause, without the prior and express consent of BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES, in its capacity as fiduciary creditor, to which the indemnity due shall be paid, in cases of total loss, real or legal, of the vessel identified by hull WS-102, object of this Contract. The beneficiary of this insurance, in cases of claims that do not represent total loss, is WILSON, SONS OFFSHORE S/A;"

IV – observe during the term of this Contract applicable legislation regarding persons with disabilities;

V – communicate to BNDES, on the date of the event, the name and CPF/MF of any person who, exercising a paid function or being among its owners, controllers, or directors, has been inaugurated as Federal Deputy or Senator;

VI – in case of personnel reduction resulting from the project referred to in Clause One during the term of this Contract, offer a training program focused on job opportunities in the region and/or a program for the relocation of workers in other companies, after submitting a document specifying and attesting the conclusion of negotiations held with the competent labor representation(s) of the workers involved in the dismissal process to BNDES for appraisal;

VII – adopt measures and actions intended to prevent or correct environmental, health, and occupational safety damage during the contract term that may be caused by the project referred to in Clause One;

VIII – maintain its obligations with environmental agencies in good standing throughout the contract term.

ELEVEN – OBLIGATIONS OF THE INTERVENING CONTROLLER

The INTERVENING Controller WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble of this Contract, undertakes to:

I – submit to BNDES approval any proposals concerning matters regarding encumbrance under any title of shares owned by it, issuance of the BENEFICIARY, sale, acquisition, merger, consolidation, spin-off of assets, or any other act that results or may result in changes to the current configuration of the BENEFICIARY, or in the transfer of the controlling interest of the BENEFICIARY, or in the alteration of its status as controlling shareholder of the BENEFICIARY, under Art. 116 of Law No. 6,404 of December 15, 1976;

II – not promote the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY of any provision that results in: a) restrictions on the BENEFICIARY's growth capacity or technological development; b) restrictions on the BENEFICIARY's access to new markets; or c) restrictions or impairment of the payment capacity of financial obligations of operations with BNDES;

III – not promote acts or measures that prejudice or alter the economic-financial balance of the BENEFICIARY;

IV – take all necessary measures to guarantee fulfillment of the purpose of this operation.

TWELVE – LIABILITY IN CORPORATE SUCCESSION

In corporate succession, eventual successors of the BENEFICIARY shall be jointly and severally liable for obligations hereunder.

SOLE PARAGRAPH: The provisions in the caput of this Clause shall not apply if there is prior consent from BNDES to waive joint and several liability in a partial spin-off.

THIRTEEN – RECIPROCAL POWER OF ATTORNEY

The BENEFICIARY and the GUARANTOR, in this act and irrevocably and irreversibly, constitute each other mutually and reciprocally as attorneys-in-fact until final settlement of the debt hereby assumed, with powers to receive summonses, notifications, and subpoenas, and also with ad judicia powers for the forum in general, which may be subdelegated to an attorney, all in relation to any judicial or extrajudicial proceedings brought against them by BNDES as a result of this Contract, being empowered to practice all acts necessary for the good and faithful performance of this mandate.

FOURTEEN – GUARANTEE (SURETY)

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA., qualified in the preamble, accepts this Contract as guarantor and principal payer, expressly waiving the benefits of Articles 366, 827, and 838 of the Civil Code, assuming joint and several liability until final settlement of this Contract for the faithful and exact fulfillment of all obligations assumed in this instrument by the BENEFICIARY.

FIFTEEN – CONDITIONS FOR USE OF THE CREDIT

The use of the credit, in addition to compliance, where applicable, with the conditions provided for in Articles 5 and 6 of the aforementioned "PROVISIONS APPLICABLE TO BNDES CONTRACTS" and those established in the "MONITORING NORMS AND INSTRUCTIONS" referred to in Article 2 of the same "PROVISIONS", shall be subject to compliance with the following:

I – For use of the first installment of the credit: a) opening, by the BENEFICIARY, of a current account with BNDES; b) proof of registration of fiduciary ownership of the vessel, or, in the hypothesis provided for in item III of this Clause, proof of the registration request through the presentation of the protocol issued by the competent Harbor Master's Office (Capitania dos Portos);

II – For use of each installment of the credit: a) absence of any fact that, at BNDES's discretion, substantially alters the economic-financial situation of the BENEFICIARY or that may compromise the execution of the project financed herein, so as to alter it or render its realization impossible, under the terms provided in the project approved by BNDES; b) being the BENEFICIARY in regular standing with all obligations before the Merchant Marine Fund – FMM and the BNDES System; c) presentation, by the BENEFICIARY, of a Negative Debt Certificate (CND) or Positive Debt Certificate with Negative Effects (CPD-EN) issued by the Secretariat of Federal Revenue of Brazil via the Internet, to be extracted by the BENEFICIARY at www.receita.fazenda.gov.br and verified by BNDES therein; d) presentation, by the BENEFICIARY, of an FGTS Regularity Certificate issued by Caixa Econômica Federal;

III – For use of each credit installment until proof by the BENEFICIARY of the provisions of item I, letter "b" of this Clause: a) presentation of Surety Bond(s) with a minimum validity period of 180 (one hundred and eighty) days, to be issued by financial institution(s) which, at BNDES's discretion, are in an economic-financial situation that confers upon them a rating of notorious solvency, according to the model established by BNDES, whereby the guarantor(s) assume(s) responsibility for a portion of the debt in an amount previously defined by BNDES, depending on the amount of credit to be released. In the event that proof of the registration referred to in item I, letter "b" of this Clause is not effected up to the 15th (fifteenth) business day prior to the maturity of the Surety Bond(s) provided above, the BENEFICIARY is obliged to replace it/them up to the 10th (tenth) business day prior to the mentioned maturity with another/others, of identical term and value at least equivalent to the previously guaranteed amount, previously defined by BNDES based on the BENEFICIARY's outstanding balance, including the update provided for in Clause Six and/or the remuneration referred to in Clause Three, under penalty of BNDES being able to declare this Contract matured in advance, with the exigibility of the debt and immediate suspension of any disbursement.

SIXTEEN – DEFAULT

In the event of default on the obligations assumed by the BENEFICIARY and by the INTERVENING PARTY, articles 40 to 47-A of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS", referred to in Clause Ten, item I, shall be observed.

SEVENTEEN – LAWSUIT FILING PENALTY

In the event of judicial enforcement of the debt arising from this Contract, the BENEFICIARY shall pay a penalty of 10% (ten percent) on the principal and charges of the debt, in addition to extrajudicial and judicial costs and attorney's fees, payable from the date of filing of the judicial enforcement measure.

EIGHTEEN – EARLY SETTLEMENT OF THE DEBT

In the event of early settlement of the debt, guarantees shall be released, applying to the remaining obligations the provisions of Article 18, second paragraph, of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" mentioned in Clause Ten, item I.

NINETEEN – EARLY MATURITY

BNDES may declare this Contract matured in advance, with the eligibility of the debt and immediate suspension of any disbursement, if, in addition to the hypotheses provided for in Articles 39 and 40 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS" referred to in Clause Ten, item I, it is proven by BNDES:

a) non-compliance with the obligation contained in item VI of Clause Ten;

b) the existence of a final unappealable criminal conviction due to the practice of acts by the BENEFICIARY that involve child labor, slave labor, or crimes against the environment;

c) the inclusion in any corporate agreement, bylaws, or articles of association of the BENEFICIARY, or of the companies controlling it, of any provision that results in restrictions or impairment of the payment capacity of financial obligations arising from this operation;

d) non-compliance by the BENEFICIARY with any of the obligations assumed in Agreement No. 07.2.0418.1 referred to in the Preamble.

§ 1: This Contract shall mature in advance, with the eligibility of the debt and immediate suspension of any disbursement, in the event of application of the funds granted by this Contract for a purpose other than that provided for in Clause One. BNDES shall communicate the fact to the Federal Public Prosecutor's Office for the purposes and effects of Law No. 7,492 of June 16, 1986.

§ 2: This Contract shall also mature in advance, with the eligibility of the debt and immediate suspension of any disbursement, on the date of inauguration as Federal Deputy or Senator of any person who exercises a paid function in the BENEFICIARY or is among its owners, controllers, or directors, persons falling under the prohibitions provided for in the Federal Constitution, Article 54, items I and II. There shall be no incidence of default charges provided that the payment of the debt occurs within the term of 5 (five) business days from the inauguration date, under penalty of failing to do so, applying the charges provided for hypotheses of early maturity due to default.

§ 3: The declaration of early maturity based on what is stipulated in letter "b" shall not occur if the imposed reparation is carried out or while the penalty imposed on the BENEFICIARY is being served, observed due process of law.

TWENTY – AUTHORIZATION TO PROVIDE INFORMATION

The BENEFICIARY authorizes BNDES, irrevocably and irreversibly, to inform the Merchant Marine Fund of the occurrence of any default on any obligation arising from this Contract.

TWENTY-ONE – MATURITY ON HOLIDAYS

Any maturity date for principal amortization and charges that occurs on Saturdays, Sundays, or national, state, district, or municipal holidays, including bank holidays, shall, for all purposes and effects of this Contract, be moved to the first following business day, with charges calculated up to that date, and the following regular period for determining and calculating charges of this Contract also starting from that date.

SOLE PARAGRAPH: For the purpose of the provisions in the caput of this Clause, unless expressly stated otherwise, holidays of the location where the BENEFICIARY's headquarters are located, whose address is indicated in this Contract, shall be considered.

TWENTY-TWO – MAIN TERMS AND CONDITIONS OF FINANCING AGREEMENT NO. 07.2.0418.1

Due to the sharing of the guarantee provided for in Clause Eight of this Contract and, for the purposes of Article 1,362 of the Civil Code, the parties reproduce the main terms and conditions of Agreement No. 07.2.0418.1, noting that, in the event of any discrepancy between what is stated in this Clause and what is stated in Agreement No. 07.2.0418.1, the provisions of the latter shall prevail:

I. PARTIES: BNDES and WILSON, SONS OFFSHORE S/A, as assignee of SAVEIROS CAMUYRANO – SERVIÇOS MARÍTIMOS S.A.;

II. INTERVENING PARTY: WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.;

III. DATE: August 31, 2007;

IV. VALUE: BNDES opened a credit to the BENEFICIARY in the amount of R$ 40,521,966.19 (forty million, five hundred twenty-one thousand, nine hundred sixty-six reais and nineteen centavos) equivalent to US$ 20,043,511.00 (twenty million, forty-three thousand, five hundred eleven United States dollars), considering the selling exchange rate of the US dollar published by the Central Bank of Brazil for the base date of May 10, 2007, to be provided with resources from the Merchant Marine Fund – FMM;

V. PURPOSE: The credit is intended for the acquisition, by the BENEFICIARY, of 01 (one) supply offshore support vessel ("WS-102") PSV 3000 type, to be built at the shipyard Wilson Sons Comércio Indústria e Agência de Navegação Ltda., intended for the provision of services to oil exploration and production companies, with the following basic characteristics: Hull "WS-102": a) gross tonnage: 3,100 t; b) total length: 71.85 meters; c) molded breadth: 16.00 meters; d) molded depth: 7.50 meters; e) draft: 6.00 meters; f) construction material: Steel;

VI. AVAILABILITY: The credit is made available to the BENEFICIARY in installments, according to the needs for carrying out the project, respecting, in any case, budgetary availability and the financial schedule of the Merchant Marine Fund – FMM;

VII. UPDATE OF CREDIT AMOUNT: The unused portion of the credit shall be updated, from the base date mentioned in the caput of Clause One of Contract No. 07.2.0418.1 until its utilization date, by the US dollar selling exchange rate variation index disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System – SISBACEN;

VIII. UPDATE OF DEBT AMOUNT: The outstanding balance of the BENEFICIARY, including principal, compensatory and default interest, other expenses, fees, and other agreed charges, shall be updated daily by the US dollar selling exchange rate variation index disclosed by the Central Bank of Brazil through transaction PTAX 800, option 5 – quotes for accounting, of the Central Bank Information System – SISBACEN;

IX. INTEREST: On the principal debt of the BENEFICIARY, interest shall apply at the rate of: I – 3.14% (three point fourteen percent) per year; or II – 2.64% (two point sixty-four percent) per year in case of compliance with the obligation mentioned in item X of Clause Twelve of Financing Agreement No. 07.2.0418.1, being capitalized quarterly on the 10th (tenth) day of March, June, September, and December of each year, in the period between August 10, 2008 and December 10, 2010, and due monthly from January 10, 2011 onward, inclusive, together with principal amortization installments and upon maturity or settlement of Contract No. 07.2.0418.1, subject to Clause Twenty-Three of Contract No. 07.2.0418.1;

X. CREDIT RESERVE FEE: The BENEFICIARY shall pay BNDES a Credit Reserve Fee of 0.1% (one tenth of one percent), billable per period of 30 (thirty) days or fraction thereof, levied on: (i) the unused balance of each credit installment from the day immediately following availability until the date of use, when its payment shall become due; and (ii) the unused balance of the credit, from the day immediately following availability until the date of cancellation carried out at the BENEFICIARY's request or on BNDES's initiative, and whose payment shall become due on the date of the request or BNDES's decision, as the case may be;

XI. GRACE PERIOD: 28 (twenty-eight) months, starting on August 10, 2008 and ending on December 10, 2010;

XII. AMORTIZATION: in 192 (one hundred and ninety-two) successive monthly installments, each in the amount of the outstanding principal debt, updated under Clause Six of Contract No. 07.2.0418.1, divided by the number of amortization installments not yet due, maturing the first on January 10, 2011 and ending on December 10, 2026, subject to Clause Twenty-Three of Contract No. 07.2.0418.1, with the BENEFICIARY undertaking to settle, with the last installment, all obligations arising from Contract No. 07.2.0418.1;

XIII. GAURANTIES: (i) shared fiduciary ownership of the vessel described in the Sole Paragraph of Clause One of Contract No. 07.2.0418.1, with the basic characteristics and identification specified in that Clause; (ii) surety from WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

TWENTY-THREE – RATIFICATION

All Clauses and Conditions of Financing Agreement No. 07.2.0418.1 mentioned in Clauses Eight and Twenty-Two are hereby ratified by the contracting parties and the INTERVENING PARTY in whatever does not conflict with what is established herein, this instrument not constituting novation.

TWENTY-FOUR – VENUE

To resolve any doubts arising from this Contract, the parties elect the venue of BNDES headquarters or that of the City of Rio de Janeiro.

CERTIFICATES PRESENTED BY WILSON, SONS OFFSHORE S/A:

a) Negative Certificate of Debts Related to Social Security Contributions and Third Parties No. 003442011-17060900, issued on 12/20/2011 by the Secretariat of Federal Revenue of Brazil, valid until 06/17/2012;

b) Certificates from the 1st, 2nd, 3rd, and 4th Distribution Record Offices, with distributions appearing on the 1st and 3rd, and clear on the 2nd and 4th;

c) Certificates from the 1st and 2nd Record Offices of Interdictions and Guardianships, showing clear;

d) FGTS Regularity Certificate – CRF No. 2012052622100278759400, issued on 06/08/2012, showing regular status;

e) Joint Negative Certificate of Debts Related to Federal Taxes and Active Debt of the Union, issued by the Ministry of Finance – Office of the Attorney General of the National Treasury, Secretariat of Federal Revenue of Brazil, issued on 05/08/2012, certifying no pending issues under RFB or PGFN;

f) Certificate of Distribution of Civil, Criminal, Tax Execution Actions and Special Courts No. 2012.00585352, issued on 05/24/2012 by the Federal Court, showing clear at the 1st Instance Federal Court in Rio de Janeiro;

g) No asset unavailability record found under query No. 0045812061112370 on 06/11/2012;

h) Maritime Court Certificate No. 00530/2012, issued on 06/17/2012 regarding Hull "WS-102", showing Fiduciary Alienation/Reservation of Title in favor of BNDES;

i) Maritime Court Encumbrance Certificate No. 00529/2012, issued on 05/17/2012 regarding Hull "WS-103", showing Fiduciary Alienation/Reservation of Title in favor of BNDES.

PRESENTED BY WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.: Negative Certificate of Debts Related to Social Security Contributions and Third Parties No. 000982012-17060691, issued on 06/08/2012 by the Secretariat of Federal Revenue of Brazil, valid until 12/05/2012; whose instruments remain filed in these Notes by photocopy, of which I certify. The Contracting Parties declared that they accept the Certificates presented and waive any other Certificates possibly not presented, exempting the Notary's Office and this Clerk from any and all Civil and Criminal liability.

The pages of this Instrument are initialed by Amabele Seabra Moreira, attorney for BNDES, by authorization of the legal representatives who sign it.

The Contracting Parties finally stated that they authorize the Registrar of Maritime Contracts to proceed with all Registrations and Annotations necessary for the regularization of this deed.

Drawn up from draft. Thus stated, they requested me to draw up this deed in my Notarial Notes, read aloud before the contracting parties who accepted it as written, waiving instrument witnesses pursuant to Article 240 of CNCGJ.

Fees due for instrument: R$ 1,137.60 (Table 8 No. 1); R$ 3,412.80 (Table 7 Obs. 3); R$ 24.51 (distribution); R$ 4.55 (digitization); R$ 6.82 (IT); R$ 5.23 (communication); R$ 11.37 (filing); R$ 1,373.51 (20% Law 3217/99); R$ 343.37 (Law 4664/05); R$ 343.37 (Complementary Law 111/06); R$ 2,289.18 (Table 7 Obs. 12); R$ 41.00 (Law 3761/02); R$ 14.78 (Provimento CGJ 67/2009).

I, (signed) Eliana Murce Pereira, Substitute, Registration 94-9397, drew up, read, and conclude this act collecting signatures. And I, (signed) Aloir Melchiades de Souza, Notary, Registration 06-1266, subscribe and sign it.

CREDITOR:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES.

/s/ Roberto Zurli Machado

ROBERTO ZURLI MACHADO

/s/ João Carlos Ferraz

JOÃO CARLOS FERRAZ

BENEFICIARY:

WILSON, SONS OFFSHORE S.A.

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

INTERVENING PARTY:

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Felipe Gutterres Ramella

FELIPE GUTTERRES RAMELLA

CERTIFIED today, June 18, 2012.

AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0416.1; AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0417.1 AND AMENDMENT No. 03 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0418.1, ALL DATED 31 AUGUST 2007, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA. (WHOSE DEBTS WERE ASSUMED BY WILSON, SONS OFF SHORE S/A); AND AMENDMENT NO. 01 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0433.1 AND AMENDMENT NO. 01 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0434. 1, BOTH DATED 12 JUNE 2012, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF A THIRD PARTY, AS SET OUT BELOW:

The BRAZILIAN DEVELOPMENT BANK - BNDES, herein referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile 100, enrolled with the CNPJ under No. 33,657,248/0001-89, by their undersigned representatives;

WILSON, SONS OFFSHORE S/A, hereinafter referred to as BENEFICIARY, a publicly-held corporation, headquartered at Avenida Rio Branco, 25, 6th floor, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/001-40, by its undersigned representatives; and

Also appearing as INTERVENING PARTY, WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA, headquartered at Avenida Rio Branco, No. 25, 5th floor, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

have, between themselves, justly and agreed:

I - amend (i) the Credit Facility Agreement No. 07.2.0416.1 and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 1; (ii) the Credit Facility Agreement No. 07.2.0417.1, and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 2; (iii) the Credit Facility Agreement No. 07.2.0418.1, and its amendments 1 and 2, hereinafter referred to simply as AGREEMENT 3, all entered into on August 31, 2007, originally between BNDES and SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS Ltda., whose debts were assumed by WILSON, SONS OFFSHORE S/A, now BENEFICIARY; and

II – amend (iv) the Credit Facility Agreement No. 12.2.0433.1, hereinafter referred to simply as AGREEMENT 4; and (v) the Credit Facility Agreement No. 12.2.0434.1, hereinafter referred to simply as AGREEMENT 5, both entered into on June 12, 2012, between BNDES and the beneficiary;

CONTRACTS 1, 2, 3, 4 and 5 are jointly referred to as CONTRACTS, of which this instrument becomes an integral part, for all purposes and effects of Law, by means of the following clauses:

ONE

TEMPORARY SUSPENSION OF PAYMENTS

In light of the agreement now entered into, BNDES and the BENEFICIARY agree to suspend the payment of the principal installments and interest on the credits and sub-credits of the AGREEMENTS for 6 (six) months, in the period between May 10, 2020 and October 10, 2020, without changing the final term of the amortization period and without changing the interest rate, as provided, respectively, in the clauses relating to the amortization and interest of said credits and sub-credits of the AGREEMENTS, subject to the grace period limits for interest and principal established in Resolutions No. 3,262, of February 3, 2005, and No. 3,828, of December 18, 2009, of the National Monetary Council, or other CMN Resolutions regarding the application of resources from this Fund, in the case of operations with resources from the Merchant Marine Fund.

PARAGRAPH ONE

The amount that was not paid during the suspension period regarding the principal installments and interest, referred to in the head provision of this Clause, shall be capitalized at each financial maturity event covered by the temporary suspension of payments provided for in the head provision of this Clause, being added to the outstanding balance of the respective credits and sub-credit, and shall become due under the terms of the Amortization Clause of the AGREEMENTS, whose installments shall be recalculated under the terms of the AGREEMENTS.

PARAGRAPH TWO

During the period of temporary suspension of payments provided for in this instrument, except as provided in Clause Seven (Resolutive Condition), the BENEFICIARY shall not be considered financially in default before BNDES regarding the non-payment of the amounts referred to in the head provision of this Clause, and default charges shall not be due.

TWO

SPECIAL OBLIGATIONS OF THE BENEFICIARY

In addition to the obligations provided for in the AGREEMENT, the BENEFICIARY is obliged to:

I - present the minutes of the BENEFICIARY's competent deliberative body and of the INTERVENING GUARANTOR, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

II - return to BNDES, which may occur electronically, this contractual instrument signed by the legal representatives of the BENEFICIARY and the INTERVENING GUARANTOR, in all legal formalities relating to the signing of the Amendment, within 60 (sixty) days from the date of formalization, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

III - limit to the minimum provided for in corporate legislation the distribution to shareholders/quota holders, as dividends and interest on equity for the fiscal year 2020, as established in Clause One (Temporary Suspension of Payments);

IV - prove to BNDES the annotation of this Amendment on the margin of the constitutive registration of the real guarantee with the Maritime Court by the end of the payment suspension period referred to in Clause One (Temporary Suspension of Payments), under the terms of Clause Nine (Registration) of this instrument, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

PARAGRAPH ONE

In the case provided for in item II, BNDES must send an electronic communication to the BENEFICIARY regarding the fulfillment of this condition.

PARAGRAPH TWO

The limitation on the distribution of dividends referred to in item III of this Clause shall occur during the fiscal year immediately following that in which the payment suspension established in Clause One (Temporary Suspension of Payments) occurs, with the distribution of retained profits being possible in subsequent fiscal years.

THREE

OBLIGATIONS OF THE INTERVENING GUARANTOR

In addition to the obligations provided for in the AGREEMENT, the INTERVENING GUARANTOR is obliged to present to BNDES the minutes of its competent deliberative body, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

FOUR

DECLARATIONS OF THE BENEFICIARY

The BENEFICIARY, hereby, declares and warrants to BNDES that:

a) it has full power, authority and capacity to enter into this Amendment and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution;

b) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

SOLE PARAGRAPH.

The BENEFICIARY is aware that the falsity of the declarations made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

FIVE

DECLARATIONS OF THE INTERVENING GUARANTOR

The INTERVENING GUARANTOR, hereby, declares and warrants to BNDES that it has full power, authority and capacity to intervene in this Amendment and fulfill the obligations assumed herein, having taken all necessary measures to authorize such intervention.

SOLE PARAGRAPH.

The INTERVENING GUARANTOR is aware that the falsity of the declaration made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

SIX

EFFECTIVENESS OF THE AMENDMENT

The effects of this amendment shall retroact to the initial term established for the suspension of payments provided for in Clause One (Temporary Suspension of Payments).

SEVEN

RESOLUTIVE CONDITION

This Amendment shall be considered automatically resolved, in which case BNDES shall communicate the occurrence of the resolutive condition to the BENEFICIARY, in the cases where any of the obligations set forth in items I and/or II of Clause Two (Special Obligations of the Beneficiary) and/or Clause. Third (Obligations of the Intervening Guarantor).

SOLE PARAGRAPH.

If this Amendment is resolved, under the terms of the head provision, the temporary suspension of payment referred to in Clause One (Temporary Suspension of Payment) shall have no effect, consequently the clauses and conditions provided for in the AGREEMENTS shall remain valid and effective as originally entered into and eventually amended up to that point, and the BENEFICIARY shall be financially in default with BNDES from the failure to observe the deadlines provided therein and subject to the provisions of arts. 41 to 46 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS".

EIGHT

RATIFICATION

All clauses and conditions of the AGREEMENTS are hereby ratified by the contracting parties and the INTERVENING GUARANTOR, to the extent they do not conflict with what is established in this Amendment, with the guarantees agreed upon in said Agreements remaining in force, and this instrument does not constitute novation.

NINE

RECORD

The BENEFICIARY is obliged to proceed with the annotation of this Amendment on the margin of the registrations mentioned in item IV of Clause Two (Special Obligations of the Beneficiary), and BNDES reserves the right to declare the AGREEMENTS early maturity, if such annotations are not proven to it within the deadline indicated in the same provision, without prejudice to BNDES, under the protection of the established guarantees, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, by letter, independently of any other formality or registration.

The parties consider, for all purposes, the date mentioned below as the date of legal formalization of this Amendment.

Rio de Janeiro, June 22, 2020.

By BNDES:

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

/s/ Haroldo Fialho Prates

HAROLDO FIALHO PRATES

BRAZILIAN NATIONAL DEVELOPMENT BANK - BNDES

For the BENEFICIARY:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

WILSON, SONS OFF SHORE S/A

GUARANTOR INTERVENOR:

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

/s/ Fernando Fleury Salek

FERNANDO FLEURY SALEK

WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.

WITNESSES:

[SIGNATURE]

[SIGNATURE]

AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0416.1; AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0417.1 AND AMENDMENT No. 04 TO THE CREDIT FACILITY AGREEMENT No. 07.2.0418.1, ALL DATED 31 AUGUST 2007, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA. (WHOSE DEBTS WERE ASSUMED BY WILSON, SONS OFF SHORE S/A); AND AMENDMENT NO. 02 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0433.1 AND AMENDMENT NO. 02 TO THE CREDIT FACILITY AGREEMENT NO. 12.2.0434.1, BOTH DATED 12 JUNE 2012, ENTERED INTO BETWEEN THE NATIONAL BANK FOR ECONOMIC AND SOCIAL DEVELOPMENT (BNDES) AND WILSON, SONS OFFSHORE S/A, WITH THE INTERVENTION OF A THIRD PARTY, AS SET OUT BELOW:

The BRAZILIAN DEVELOPMENT BANK – BNDES, herein referred to simply as BNDES, a federal public company, headquartered in Brasília, Federal District, and services in this City, at Avenida República do Chile, 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives;

and WILSON, SONS OFFSHORE S.A., hereinafter referred to as BENEFICIARY, a publicly-held corporation, headquartered at Rua da Quitanda, 86 – 5th floor, room 501, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives; and

Also appearing as INTERVENING PARTY, WILSON SONS HOLDINGS BRASIL S.A. (new corporate name of WILSON, SONS DE ADMINISTRAÇÃO E COMÉRCIO LTDA.), headquartered at Rua da Quitanda, 86 – 5th floor, room 501, Centro, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

have, between themselves, justly and agreed:

I – to amend (i) the Credit Facility Agreement No. 07.2.0416.1 and its amendments 1, 2 and 3; (ii) the Credit Facility Agreement No. 07.2.0417.1, and its amendments 1, 2 and 3; (iii) the Credit Facility Agreement No. 07.2.0418.1, and its amendments 1, 2 and 3, all entered into on August 31, 2007, originally between BNDES and SAVEIROS CAMUYRANO SERVIÇOS MARÍTIMOS LTDA., whose debts were assumed by WILSON, SONS OFFSHORE S/A, now the BENEFICIARY; and

II – to amend (iv) the Credit Facility Agreement No. 12.2.0433.1 and its amendment 1; and (v) the Credit Facility Agreement No. 12.2.0434.1 and its amendment 1, both entered into on June 12, 2012, between BNDES and the BENEFICIARY;

jointly referred to as AGREEMENTS, of which this instrument becomes an integral part, for all legal purposes and effects, under the following clauses:

CLAUSE ONE – TEMPORARY SUSPENSION OF PAYMENTS

In light of the agreement now entered into, BNDES and the BENEFICIARY agree to suspend the payment of the principal installments and interest on the Sub-credits of the AGREEMENTS for 05 (five) months, in the period between January 10, 2021 and May 10, 2021, without changing the final term of the amortization period and without changing the interest rate, as provided, respectively, in the clauses relating to the amortization and interest of said Sub-credits of the AGREEMENTS, subject to the grace period limits for interest and principal established in Resolutions No. 3,262, of February 3, 2005, and No. 3,828, of December 18, 2009, of the National Monetary Council, or other CMN Resolutions regarding the application of resources from this Fund, in the case of operations with resources from the Merchant Marine Fund.

PARAGRAPH ONE – The amount that was not paid during the suspension period regarding the principal installments and interest, referred to in the head provision of this Clause, shall be capitalized at each financial maturity event covered by the temporary suspension of payments provided for in the head provision of this Clause, being added to the outstanding balance of the respective Sub-credits, and shall become due under the terms of the Amortization Clause of the AGREEMENTS, whose installments shall be recalculated under the terms of the AGREEMENTS.

PARAGRAPH TWO – During the period of temporary suspension of payments provided for in this instrument, except as provided in Clause Seven (Resolutive Condition), the BENEFICIARY shall not be considered financially in default before BNDES regarding the non-payment of the amounts referred to in the head provision of this Clause, and default charges shall not be due.

CLAUSE TWO – SPECIAL OBLIGATIONS OF THE BENEFICIARY

In addition to the obligations provided for in the AGREEMENTS, the BENEFICIARY is obliged to:

I – present the minutes of the BENEFICIARY's competent deliberative body and of the INTERVENING PARTY, in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

II – return to BNDES, which may occur electronically, this contractual instrument signed by the legal representatives of the BENEFICIARY and the INTERVENING PARTY, in all legal formalities relating to the signing of the Amendment, within 60 (sixty) days from the date of formalization, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication;

III – not to distribute to shareholders dividends and interest on equity referring to the financial year of 2021 above the mandatory minimum, under the terms of corporate law;

IV – not to reduce its share capital during the 2021 fiscal year;

V – not to make loan payments to other companies within its Economic Group during the 2021 fiscal year;

VI – maintain its annual financial statements audited by an independent external auditor duly registered with the Securities and Exchange Commission;

VII – prove to BNDES the registration of this Amendment in the margin of the constitutive registration of the security interest in the Maritime Court, within ninety (90) days from the formalization of this Amendment, pursuant to Clause Nine (Registration) of this instrument, without prejudice to BNDES being able, under the guarantees constituted, to extend said term or grant an additional term, by express communication.

PARAGRAPH ONE – In the case provided for in item II, BNDES must send an electronic communication to the BENEFICIARY regarding the fulfillment of this condition.

PARAGRAPH TWO – The limitation on the distribution of dividends referred to in item III of this Clause shall apply from the formalization of this Amendment and shall extend during the fiscal years immediately following those in which there are installments suspended under the terms of Clause One (Temporary Suspension of Payments), and it shall be possible, in subsequent fiscal years, to distribute the profits that were retained due to said limitation.

PARAGRAPH THREE – The restrictions dealt with in items III to V may be waived, under the terms of specific regulations to be issued by BNDES.

CLAUSE THREE – OBLIGATIONS OF THE GUARANTOR INTERVENOR

In addition to the obligations provided for in the AGREEMENTS, the INTERVENING guarantee provider is obliged to present to BNDES the minutes of its competent deliberative body(ies), in due legal form, in which this contractual amendment was approved, in all its terms and conditions, within up to 90 (ninety) days from the formalization of this Amendment, without prejudice to BNDES, under the protection of the established guarantees, extending said period or granting an additional period, upon express communication.

CLAUSE FOUR – DECLARATIONS OF THE BENEFICIARY

The BENEFICIARY, hereby, declares and warrants to BNDES that:

a) it has full power, authority and capacity to enter into this Amendment and fulfill the obligations assumed herein, having taken all necessary corporate measures to authorize its execution; and

b) there is no administrative or judicial conviction decision against itself and its administrators already qualified, capable of producing effects, that results in a prohibition from contracting with official financial institutions or with the Public Administration, or from receiving incentives, subsidies, grants, donations or loans from public bodies or entities and public financial institutions or those controlled by the government, due to the practice of illegal acts defined by law.

SOLE PARAGRAPH – The BENEFICIARY is aware that the falsity of the declarations made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

CLAUSE FIVE – STATEMENTS OF THE INTERVENOR

The INTERVENING PARTY, hereby, declares and warrants to BNDES that it has full power, authority and capacity to intervene in this Amendment and fulfill the obligations assumed herein, having taken all necessary measures to authorize such intervention.

SOLE PARAGRAPH – The INTERVENING PARTY is aware that the falsity of the declaration made in the head provision of this Clause may result in the application of the applicable legal sanctions, of a civil and criminal nature.

CLAUSE SIX – EFFECTIVENESS OF THE AMENDMENT

The effects of this amendment shall retroact to the initial term established for the suspension of payments provided for in Clause One (Temporary Suspension of Payments).

CLAUSE SEVEN – RESOLUTIVE CONDITION

This Amendment shall be considered automatically resolved, in which case BNDES shall communicate the occurrence of the resolutive condition to the BENEFICIARY, in the cases where any of the obligations set forth in items I and/or II of Clause Two (Special Obligations of the BENEFICIARY) and/or in Clause Three (Obligations of the Intervening Guarantor Provider) are not fulfilled.

SOLE PARAGRAPH – If this Amendment is resolved, under the terms of the head provision, the temporary suspension of payment referred to in Clause One (Temporary Suspension of Payment) shall have no effect, consequently the clauses and conditions provided for in the AGREEMENTS shall remain valid and effective as originally entered into and eventually amended up to that point, and the BENEFICIARY shall be financially in default with BNDES from the failure to observe the deadlines provided therein and subject to the provisions of arts. 41 to 46 of the "PROVISIONS APPLICABLE TO BNDES CONTRACTS".

CLAUSE EIGHT – RATIFICATION

All clauses and conditions of the AGREEMENTS are hereby ratified by the contracting parties and the INTERVENING PARTY, to the extent they do not conflict with what is established in this Amendment, with the guarantees agreed upon in said AGREEMENTS remaining in force, and this instrument does not constitute novation.

CLAUSE NINE – RECORD

The BENEFICIARY is obliged to proceed with the annotation of this Amendment on the margin of the registration made with the Maritime Court, and BNDES reserves the right to declare the AGREEMENTS early maturity, if such annotations are not proven to it within the deadline provided for in item VII of Clause Two (Special Obligations of the Beneficiary), without prejudice to BNDES, under the protection of the established guarantees, extending said deadline, before its final term, or granting an additional period, after said term, upon express authorization, by letter, independently of any other formality or registration.

The parties consider, for all purposes, the date mentioned below as the date of legal formalization of this Amendment.

Rio de Janeiro, May 7, 2021.

By BNDES:

/s/ Haroldo Fialho Prates

HAROLDO FIALHO PRATES

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

BRAZILIAN NATIONAL DEVELOPMENT BANK – BNDES

By BENEFICIARY:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

WILSON, SONS OFFSHORE S.A.

INTERVENING PARTY:

/s/ Fabricia Gomes de Souza

FABRICIA GOMES DE SOUZA

/s/ Arnaldo Calbucci Filho

ARNALDO CALBUCCI FILHO

WILSON SONS HOLDINGS BRASIL S.A.

WITNESSES:

[SIGNATURE]

[SIGNATURE]

AMENDMENT NO. 5 TO CREDIT FACILITY AGREEMENT NO. 07.2.0418.1, ENTERED INTO BY AND BETWEEN BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL – BNDES AND WILSON, SONS OFFSHORE S.A., WITH THE INTERVENIENCE OF A THIRD PARTY, AS FOLLOWS:

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES, in its capacity as Financial Agent of the Fundo da Marinha Mercante – FMM herein referred to simply as BNDES, a federal public company, headquartered in Brasilia, Federal District, and services in this City, at Avenida República do Chile 100, enrolled with the CNPJ under No. 33.657.248/0001-89, by its undersigned representatives; and

WILSON, SONS OFFSHORE S.A., hereinafter referred to as the BENEFICIARY, a corporation headquartered at Rua da Quitanda, 86, 6º andar, Centro – Rio de Janeiro, enrolled with the CNPJ under No. 08.376.900/0001-40, by its undersigned representatives; and

also appearing as INTERVENING PARTY, WILSON SONS S.A. (new corporate name of WILSON SONS HOLDINGS BRASIL S.A.) headquartered at Praia de Botafogo, 186, 4º andar, sala 301, Botafogo, State of Rio de Janeiro, in the city of Rio de Janeiro, enrolled with the CNPJ under No. 33.130.691/0001-05, by its undersigned representatives;

hereby agree to amend the Credit Facility Agreement No. 07.2.0418.1, entered into on August 31, 2007, amended by Amendments No. 1, 2, 3 and 4, hereinafter referred to simply as the AGREEMENT, of which this instrument becomes an integral part, for all purposes and effects of Law, by means of the following clauses:

ONE

AMENDMENT PURPOSE

This AMENDMENT has as purpose:

I. change the current fiduciary guarantee provider, the Intervening Party Wilson Sons S.A., to Tidewater Inc., through the constitution of a personal guarantee to be provided upon presentation of a Letter of Guarantee by a foreign person;

II. exonerate the Intervening Party Wilson Sons S.A. from the obligations assumed in the Agreement;

III. as a result of item I above: amend the interest rate of the Agreement, with the amendment of Clause Four (Interest);

IV. as a result of item I above: amend Clause Sixteen (Guarantee), which will become effective with the wording proposed under the terms of Clause Three below; and

V. as a result of item II above: revoke Clause Thirteen (Obligations of the Controlling Intervening Party) and amend Clause Twenty (Early Maturity), which shall become effective with the wording proposed pursuant to Clause Three below.

TWO

EXONERATION OF THE INTERVENING PARTY

By this AMENDMENT No. 5, the INTERVENING PARTY WILSON SONS S.A., in the qualified preamble, is exonerated from all obligations assumed in the AGREEMENT, and any residual mention to the INTERVENING PARTY in the AGREEMENT must be disregarded from the date of execution of this AMENDMENT.

THREE

AMENDMENT OF CONTRACTUAL CLAUSES

The parties decide to amend the Preamble of the AGREEMENT to exclude WILSON SONS S.A. from the list of INTERVENING PARTY, modify and consolidate Four (Interest), Sixteen (Guarantee) and Twenty (Early Maturity) and revoke Clause Thirteen (Obligation of the Controlling Intervening Party), which shall become effective with the following wording:

“FOUR

INTERESTS

Interest at a rate of 3.21% (three and twenty-one hundredths percent) per annum shall accrue on the principal amount of the BENEFICIARY's debt.

PARAGRAPH ONE

Interest shall be calculated on a daily basis on the outstanding balance, adjusted in accordance with Clause Six and compounded quarterly during the grace period, and shall be payable monthly during the amortization period, together with the installments of the principal and on the maturity or settlement of the Agreement, subject to the provisions of Clause Twenty-Three.

PARAGRAPH TWO

(revoked)

PARAGRAPH THREE

(revoked)

PARAGRAPH FOUR

(revoked)

(...)

THIRTEEN

OBLIGATION OF THE CONTROLLING INTERVENING PARTY

(revoked)

(...)

SIXTEEN

PERSONAL GUARANTEE

Personal guarantee of this Agreement will be provided by Tidewater Inc. (a company incorporated under the laws of the State of Delaware, United States of America.), as joint and several debtor and principal payer, by issuing a personal guarantee instrument drawn up in terms satisfactory to BNDES, duly formalized in accordance with the applicable laws, expressly waiving the benefits of articles 366, 827 and 838 of the Brazilian Civil Code, or, if the guarantee is governed by foreign law, to equivalent benefits that may exist in the legislation applicable to the guarantee, and with provision for the need for prior consent of Tidewater Inc., to change the term or increase in the value of the guarantee, which must be responsible, until the final settlement of this Agreement, for the faithful and exact fulfillment of all obligations assumed, in this instrument, by the BENEFICIARY.

(...)

TWENTY

EARLY MATURITY

BNDES may declare the early maturity of this Instrument, with the enforceability of the debt and immediate suspension of any disbursement, if, in addition to the cases provided for in articles 39 and 40 of the “PROVISIONS APPLICABLE TO BNDES AGREEMENTS”, referred to in Clause Twelve, item I, are proven by BNDES:

a) the occurrence, without prior and express authorization from BNDES, of any change in the Construction Agreements entered into between the beneficiary and the Construction Shipyard, in the Activity Lists and respective PERT NETWORK(S), in the Construction Schedules, or in the Uses and Sources Tables of the project;

b) the inclusion, in a corporate agreement, bylaws or articles of association of the BENEFICIARY, or of the companies that control it, of a provision by which a special quorum is required for deliberation or approval of matters that limit or restrict the control of any of these companies by the respective controllers, or, also, the inclusion in those documents, of a provision that implies: i) restrictions on the BENEFICIARY's growth capacity or its technological development; ii) restrictions on the BENEFICIARY's access to new markets; or iii) restrictions or damage to the ability to pay the financial obligations arising from this operation;

c) non-compliance with the obligations set forth in items V, VIII, and IX of Clause Twelve;

d) the existence of a final and unappealable condemnatory sentence due to the practice of acts, by the BENEFICIARY, that result in irregular, illegal or criminal exploitation of child labor, practice related to work in conditions analogous to slavery or crime against the environment;

e) the inclusion of the BENEFICIARY in the Register of Employers who have kept workers in slave-like conditions, established by Interministerial Ordinance MTPs/MMIRDH No. 4/2016, or another that may replace it;

f) the practice by the BENEFICIARY (i) of the conduct of offering, promising, giving, authorizing, requesting or accepting, directly or indirectly, any undue advantage, pecuniary or of any nature, related in any way to the purpose of this Instrument, as well as (ii) of harmful acts, infractions or crimes against the economic or tax orders, the financial system, the capital market, the public administration, national or foreign, or the Democratic State of Law, of “laundering” or concealment of assets, rights and values, terrorism or terrorist financing, provided for in applicable national and/or foreign legislation; and

g) the request for judicial, extrajudicial recovery, self-bankruptcy, as well as the decree of bankruptcy or liquidation of the BENEFICIARY.

PARAGRAPH ONE

In the event that the funds granted under this Agreement are used for a purpose other than that provided for in Clause One, BNDES shall, without prejudice to the provisions of the “caput” of this Clause, report the matter to the Federal Prosecution Service for the purposes and effects of Law No. 7.492 of June 16, 1986.

PARAGRAPH TWO

This Agreement shall also fall mature early, with the liability of the debt and immediate suspension of any disbursement, at the date of diplomation as Federal Deputy or Senator, a person remunerated by the BENEFICIARY, or are among their owners, controlling companies or directors, people in the prohibitions provided by the Federal Constitution, Clause 54, items I and II.

There will be no charges due to default provided that the payment occurs within 5 (five) business days from the date of diplomation, under penalty of not doing so, occurring charges provided for cases of early maturity due to default.

PARAGRAPH THREE

The declaration of early maturity based on the provisions of letters “d” and “e” of the caput will not occur if the reparation imposed is made or while the penalty imposed on the beneficiary is being fulfilled, observing the due legal process, or, also, based on the letter “e” of the caput, if the BENEFICIARY is excluded from the Register of Employers who have kept workers in conditions analogous to slavery, established by MTPs/MMIRDH Interministerial Ordinance No. 4/2016, or another subsequent one that may replace it.”

FOUR

EFFECTIVENESS OF AMENDMENT No. 07.2.0418.1

The effectiveness of this AMENDMENT depends on the fulfillment, by the BENEFICIARY, within 180 (one hundred and eighty) days, counted from this date, of the conditions listed below, and BNDES must manifest itself, as soon as possible, on the performance of these, after examining the documents presented:

I - presentation of a letter of guarantee, to be issued by Tidewater Inc. according to the model provided by BNDES, duly formalized according to the applicable legislation, referring to the personal guarantee referred to in Clause Sixteen of the AGREEMENT, by which Tidewater Inc. expresses its agreement, as well as ratifies all other terms and conditions contained in the personal guarantee, pursuant to Clause Sixteen of the AGREEMENT;

II - presentation of an opinion, in satisfactory terms at the discretion of BNDES, drawn up in English or Spanish when the official language of the country is not Portuguese, by a law firm or lawyer qualified in the law of the guarantor's country, by which the legality of the letter of guarantee is attested, and said opinion must contain at least the following statements by the undersigned lawyer, to be adjusted, on a case-by-case basis, according to the applicable legislation:

a) that it examined the legislation of the guarantor's country, its respective articles of association or equivalent document and other internal regulatory acts, as well as any other documents whose analysis is necessary to issue its opinion;

b) that the guarantor is legally constituted, as well as a party capable and legitimate to provide a letter of guarantee, having observed the legal and regulatory rules for assuming the obligations established in the instrument;

c) that the guarantor, by its legal representatives, and based on the approval of its deliberative bodies, has the power to sign and comply with the terms and conditions established in the letter of guarantee;

d) that the legal representatives of the guarantor that sign the letter of guarantee have powers to link and bind the guarantor to the terms and conditions thereof;

e) that the execution of the letter of guarantee does not violate (a) the guarantor's articles of constitution, its bylaws or equivalent document, nor (b) the constitutional rules, treaties, laws, normative and regulatory acts applicable to the guarantor or any determination of a governmental body imposed on the guarantor;

f) that the letter of guarantee was duly signed in accordance with the formalities determined by the legislation of the guarantor's country, and that it constitutes a valid, effective and enforceable instrument, obliging the guarantor in accordance with its terms and conditions;

(g) that all necessary actions have been taken and all required registrations or authorizations obtained from government agencies, departments, bodies, or authorities of the guarantor's country, aimed at ensuring the execution, validity, and enforceability of the letter of guarantee by the guarantor; and

h) if a power of attorney has been granted in the letter of guarantee, ratification of the power of attorney granted by the guarantor for its representation in Brazil, under the terms of the letter of guarantee, has been authorized by all necessary corporate acts, being valid, effective and enforceable under the laws of the guarantor's country, and that any notification received by the appointed attorney-in-fact will be considered valid by the courts of the guarantor's country.

III - maintenance of the Real Guarantee Index (IGR) of 130% of the outstanding balance or presentation of a bank guarantee letter, by a financial institution that, at the discretion of BNDES, is in an economic and financial situation that gives it a notorious degree of solvency, with a term of 3 months, in an amount sufficient for the IGR to reach the level of 130%.

SOLE PARAGRAPH

Upon the BENEFICIARY’s request, BNDES may extend the term fixed in the “caput” of this Clause upon simple letter communication.

FIVE

TERMINATION OF AMENDMENT No. 07.2.0418.1

Should the BENEFICIARY fail to fulfill the obligations incumbent upon it as set forth in Clause Four, this AMENDMENT shall be deemed terminated by operation of law, in which event BNDES shall notify the BENEFICIARY of such termination.

SIX

AUTHORIZATION

The BENEFICIARY undertakes to pay, within 30 (thirty) days from the date of receipt of written notice sent by BNDES, all costs (including tax charges) and fees incurred with the services provided by the foreign law firm hired by BNDES to provide advice in relation to the guarantor's statement in relation to the personal guarantee referred to in Clause Sixteen of the AGREEMENT, as Expenses to Reimburse, including, without limitation, the amounts related to the services actually provided, taxes, and any other expenses, according to the Reimbursement Letter signed by the BENEFICIARY.

SEVEN

RATIFICATION

All clauses and conditions of the AGREEMENT are hereby ratified by the Parties, as amended by the previous amendments, which have not been changed, deleted or that do not conflict with what is established in this AMENDMENT, regardless of the present in novation.

EIGHT

REGISTRATION

The BENEFICIARY undertakes to register this AMENDMENT in the margin of the registration of the collateral in the Maritime Court, reserving to BNDES the right to consider the AGREEMENT expired in advance, if such registrations are not proven to it within 45 (forty-five) days, without prejudice to the power of BNDES, under the guarantees constituted, to extend said period, before its final term, or to grant an additional period, after said term, by express authorization, by epistolary means, regardless of other formality or registration.

The parties sign, by means of a digital certificate issued in the ICP-Brasil standard, in accordance with the provisions of article 1 and article 10, paragraph 1 of Provisional Measure No. 2.200-2/2001, and/or on the gov.br platform with silver or gold identity, in accordance with articles 4 and 6 of Decree No. 10.543/2020, and consider, for all purposes, the date at the end as that of the legal formalization of this Instrument.

In witness whereof, the parties sign this instrument, together with the witnesses below, who also sign by means of a digital certificate issued in the ICP-Brasil standard and/or on the gov.br platform with silver or gold identity.

Rio de Janeiro, 15 July, 2026.

For BNDES:

/s/ Carla Gaspar Primavera

CARLA GASPAR PRIMAVERA

/s/ Fabio Roberto Scherma

FABIO ROBERTO SCHERMA

BANCO NACIONAL DE DESENVOLVIMENTO ECONÔMICO E SOCIAL - BNDES

For the BENEFICIARY:

/s/ José Roberto Peixoto Rodrigues

JOSÉ ROBERTO PEIXOTO RODRIGUES

/s/ Fernando de Castro Villela

FERNANDO DE CASTRO VILLELA

WILSON, SONS OFFSHORE S.A.

By the INTERVENING PARTY:

/s/ Luis Gustavo Bueno Machado

LUIS GUSTAVO BUENO MACHADO

/s/ Michael Robert Connell

MICHAEL ROBERT CONNELL

WILSON SONS S.A.

WITNESSES:

[signature]

[signature]